- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------




                         EMPIRE GAS CORPORATION


                                   and

         SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, Trustee



- -------------------------------------------------------------------------------


                                Indenture

                     Dated as of __________, 1994



- -------------------------------------------------------------------------------


                $___,000,000 Principal Amount at Maturity

                      Senior Secured Notes Due 2004




- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               CROSS-REFERENCE TABLE

                                                                  INDENTURE
TIA SECTION                                                        SECTION
- -----------                                                       ---------

310  (a)(1)....................................................      6.10
     (a)(2)....................................................      6.10
     (a)(3)....................................................      N.A.
     (a)(4)....................................................      N.A.
     (a)(5)....................................................      6.10
     (b).......................................................      6.8; 6.10;
                                                                     11.2
     (c).......................................................      N.A.
311  (a).......................................................      6.11
     (b).......................................................      6.11
     (c).......................................................      N.A.
312  (a).......................................................      2.5
     (b).......................................................      11.3
     (c).......................................................      11.3
313  (a).......................................................      6.6
     (b)(1)....................................................      N.A.
     (b)(2)....................................................      6.6
     (c).......................................................      6.6
     (d).......................................................      6.6
314  (a)(1)....................................................      3.10; 11.2
     (a)(2)....................................................      3.10; 11.2
     (a)(3)....................................................      3.10; 11.2
     (a)(4)....................................................      3.9
     (b).......................................................      10.2
     (c)(1)....................................................      10.6; 11.4
     (c)(2)....................................................      10.6; 11.4
     (c)(3)....................................................      N.A.
     (d).......................................................      10.6;
     (e).......................................................      11.5
     (f).......................................................      N.A.
315  (a).......................................................      6.1(b)
     (b).......................................................      6.5; 11.2
     (c).......................................................      6.1(a)
     (d).......................................................      6.1(c)
     (e).......................................................      5.11
316  (a) (last sentence).......................................      2.9
     (a)(1)(A).................................................      5.5
     (a)(1)(B).................................................      5.4
     (a)(2)....................................................      N.A.
     (b).......................................................      5.7
     (c).......................................................      8.7
317  (a)(1)....................................................      5.8
     (a)(2)....................................................      5.9
     (b).......................................................      2.4
318  (a).......................................................      11.1

________________

N.A. means not applicable.

                                     ARTICLE I

                    DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1       Definitions................................................ 1
SECTION 1.2       Other Definitions......................................... 25
SECTION 1.3       Incorporation by Reference of
                    Trust Indenture Act..................................... 26
SECTION 1.4       Rules of Construction..................................... 27

                                      ARTICLE II

                                   THE SECURITIES

SECTION 2.1       Form and Dating........................................... 28
SECTION 2.2       Execution and Authentication.............................. 28
SECTION 2.3       Registrar and Paying Agent................................ 29
SECTION 2.4       Paying Agent To Hold Money in Trust....................... 30
SECTION 2.5       Securityholder Lists...................................... 31
SECTION 2.6       Transfer and Exchange..................................... 31
SECTION 2.7       Replacement Securities.................................... 33
SECTION 2.8       Outstanding Securities.................................... 34
SECTION 2.9       Determination of Holders' Action.......................... 35
SECTION 2.10      Temporary Securities...................................... 35
SECTION 2.11      Cancellation.............................................. 35
SECTION 2.12      Defaulted Interest........................................ 36

                                     ARTICLE III

                                      COVENANTS

SECTION 3.1       Payment of Securities..................................... 36
SECTION 3.2       Maintenance of Office or Agency........................... 36
SECTION 3.3       Limitation on Restricted Payments......................... 37
SECTION 3.4       Limitation on Incurrence of Indebtedness.................. 42
SECTION 3.5       Limitation on Payment Restrictions
                    Affecting Subsidiaries...................................43
SECTION 3.6       Limitation on Sale/Leaseback Transactions..................45
SECTION 3.7       Limitation on Liens........................................43
SECTION 3.8       Change of Control......................................... 48
SECTION 3.9       Compliance Certificate.................................... 50
SECTION 3.10      SEC Reports............................................... 51
SECTION 3.11      Transactions with Affiliates.............................. 51
SECTION 3.12      Sales of Assets........................................... 52
SECTION 3.13      Corporate Existence....................................... 57
SECTION 3.14      Payment of Taxes and Other Claims......................... 58
SECTION 3.15      Notice of Defaults and Other Events....................... 58
SECTION 3.16      Maintenance of Properties and Insurance................... 58
SECTION 3.17      Limitation on Issuance of Capital Stock
                    and Incurrence of Indebtedness of
                    Restricted Subsidiaries................................. 59
SECTION 3.18      Limitation on Changes in the Nature of
                    the Business.............................................59

                                      ARTICLE IV

                            CONSOLIDATION, MERGER AND SALE

SECTION 4.1       Merger and Consolidation of Company....................... 60
SECTION 4.2       Successor Substituted..................................... 62

                                      ARTICLE V

                                DEFAULTS AND REMEDIES

SECTION 5.1       Events of Default......................................... 62
SECTION 5.2       Acceleration.............................................. 65
SECTION 5.3       Other Remedies............................................ 66
SECTION 5.4       Waiver of Past Defaults................................... 66
SECTION 5.5       Control by Majority....................................... 67
SECTION 5.6       Limitation on Suits....................................... 67
SECTION 5.7       Rights of Holders To Receive Payment...................... 68
SECTION 5.8       Collection Suit by Trustee................................ 68
SECTION 5.9       Trustee May File Proofs of Claim.......................... 68
SECTION 5.10      Priorities................................................ 69
SECTION 5.11      Undertaking for Costs..................................... 70
SECTION 5.12      Waiver of Stay or Extension Laws.......................... 70

                                      ARTICLE VI

                                       TRUSTEE

SECTION 6.1       Duties of Trustee......................................... 70
SECTION 6.2       Rights of Trustee......................................... 72
SECTION 6.3       Individual Rights of Trustee.............................. 73
SECTION 6.4       Trustee's Disclaimer...................................... 73
SECTION 6.5       Notice of Defaults........................................ 73
SECTION 6.6       Reports by Trustee to Holders............................. 73
SECTION 6.7       Compensation and Indemnity................................ 74
SECTION 6.8       Replacement of Trustee.................................... 75
SECTION 6.9       Successor Trustee by Merger, etc.......................... 76
SECTION 6.10      Eligibility; Disqualification............................. 76
SECTION 6.11      Preferential Collection of Claims Against
                    Company................................................. 77

                                     ARTICLE VII

                       SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 7.1       Discharge of Liability on Securities;
                    Defeasance.............................................. 77
SECTION 7.2       Termination of Company's Obligations...................... 77
SECTION 7.3       Defeasance and Discharge of Indenture..................... 78
SECTION 7.4       Defeasance of Certain Obligations......................... 82
SECTION 7.5       Application of Trust Money................................ 84
SECTION 7.6       Repayment to Company...................................... 84
SECTION 7.7       Reinstatement............................................. 85

                                     ARTICLE VIII

                              AMENDMENTS AND SUPPLEMENTS

SECTION 8.1       Without Consent of Holders................................ 85
SECTION 8.2       With Consent of Holders................................... 86
SECTION 8.3       Compliance with Trust Indenture Act....................... 87
SECTION 8.4       Revocation and Effect of Consents......................... 87
SECTION 8.5       Notation on or Exchange of Securities..................... 88
SECTION 8.6       Trustee To Sign Amendments................................ 88
SECTION 8.7       Fixing of Record Dates.................................... 88

                                      ARTICLE IX

                                      REDEMPTION

SECTION 9.1       Notices to Trustee........................................ 89
SECTION 9.2       Selection of Securities To Be Redeemed.................... 89
SECTION 9.3       Notice of Redemption...................................... 90
SECTION 9.4       Effect of Notice of Redemption............................ 91
SECTION 9.5       Deposit of Redemption Price............................... 91
SECTION 9.6       Securities Redeemed in Part............................... 91

                                      ARTICLE X

                           SECURITY AND PLEDGE OF COLLATERAL

SECTION 10.1      Collateral Documents...................................... 92
SECTION 10.2      Recording and Opinions.................................... 93
SECTION 10.3      Remedies Upon an Event of Default......................... 93
SECTION 10.4      Release of the Collateral................................. 93
SECTION 10.5      Purchase of Securities with Net Available Cash............ 95
SECTION 10.6      Certificates of Company................................... 97
SECTION 10.7      Authorization of Actions to be Taken by the
                  Trustee Under the Pledge Agreement.........................98

                                      ARTICLE XI

                                    MISCELLANEOUS

SECTION 11.1      Trust Indenture Act Controls...............................98
SECTION 11.2      Notice.................................................... 99
SECTION 11.3      Communication by Holders with Other Holders............... 99
SECTION 11.4      Certificate and Opinion as to Conditions Precedent....... 100
SECTION 11.5      Statements Required in Certificate or Opinion............ 100
SECTION 11.6      Rules by Trustee and Agents.............................. 101
SECTION 11.7      Legal Holidays........................................... 101
SECTION 11.8      Successors; No Recourse Against Others................... 101
SECTION 11.9      Duplicate Originals...................................... 101
SECTION 11.10     Other Provisions......................................... 102
SECTION 11.11     Governing Law............................................ 102


SIGNATURES................................................................. 103
EXHIBIT A--FORM OF SECURITY.................................................A-1
EXHIBIT B--FORM OF SUBORDINATION PROVISIONS................................ B-1

EXHIBIT C -- PLEDGE AGREEMENT...............................................C-1

            INDENTURE dated as of ___________, 1994, between Empire Gas Corporation, a Missouri corporation (the "Company"), and Shawmut Bank Connecticut, National Association, a Connecticut corporation (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Company's Senior Secured Notes Due 2004:


                              ARTICLE I

             DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1  DEFINITIONS.

            "ACCRETED VALUE" means as of any date (the "specified date") with respect to each $1,000 face amount of Securities, the following amount:

                  (i) if the specified date is one of the following dates (each an "accrual date"), the amount set forth opposite such date below:


            Accrual Date                     Accreted Value
            ------------                     --------------
            ______, 1994 . . . . . . . . . . . . _________
            ______, 1994 . . . . . . . . . . . . _________
            ______, 1995 . . . . . . . . . . . . _________
            ______, 1995 . . . . . . . . . . . . _________
            ______, 1996 . . . . . . . . . . . . _________
            ______, 1996 . . . . . . . . . . . . _________
            ______, 1997 . . . . . . . . . . . . _________
            ______, 1997 . . . . . . . . . . . . _________
            ______, 1998 . . . . . . . . . . . . _________
            ______, 1998 . . . . . . . . . . . . _________
            ______, 1999 . . . . . . . . . . . .  $1,000;


                  (ii) if the specified date occurs between two accrual dates, the sum of (A) the accreted value for the accrual date immediately preceding the specified date and (B) an amount equal to the product of (i) the accreted value for the immediately following accrual date less the accreted value for the immediately preceding accrual date and (ii) a fraction, the numerator of which is the number of days (not to exceed 180 days) from the immediately preceding accrual date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 180 (or, if the immediately following accrual date is _________, 1999,____); and

                  (iii) if the specified date occurs after ___, 1999, $1,000.

            "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time at which such Person became a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary. Acquired Indebtedness shall be deemed to be Incurred on the date the acquired Person becomes a Subsidiary.

            "ADDITIONAL ASSETS" means (i) any property or assets related to the Line of Business which will be owned and used by the Company or a Restricted Subsidiary, (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

            "ACQUISITION INDEBTEDNESS" means Indebtedness of a Restricted Subsidiary incurred in connection with the acquisition of property or assets related to the Line of Business which will be owned and used by the Company or a Restricted Subsidiary, which Indebtedness is without recourse to the Company or any other Restricted Subsidiary.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 3.11 and 3.12 only, "Affiliate" shall also mean any beneficial owner of 5% or more of the total Voting Shares (on a Fully Diluted Basis) of the

Company or of rights or warrants to purchase such stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. For purposes of
Section 3.3, "Affiliate" shall also mean any Person of which the Company owns 5% or more of any class of Capital Stock or rights to acquire 5% or more of any class of Capital Stock and any Person who would be an Affiliate of any such Person pursuant to the first sentence hereof.

            "AGENT" means any Registrar, Paying Agent or co-registrar.

            "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale/leaseback transactions, but excluding (except as provided for in the last paragraph of Section 3.12(b)) those permitted by Article IV hereof) in one or a series of transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any Wholly Owned Subsidiary, of (i) all or any of the Capital Stock of the Company or any Restricted Subsidiary, (ii) all or substantially all of the assets of any operating unit, or line of business of the Company or any Restricted Subsidiary or (iii) any other property or assets or rights to acquire property or assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

            "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of (A) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Indebtedness or Preferred Stock multiplied by (B) the amount of such payment by (ii) the sum of all such payments.

            "BASIC AGREEMENTS" means (i) the Stock Redemption Agreement, dated _________ __, 1994, among the Company, Energy, Mr. Lindsey, Mr. Robert Plaster and the other parties named therein; (ii) the Services Agreement, dated ________ __, 1994, between the Company and Empire Service Corp.; (iii) the Lease Agreement, dated ___________ ___, 1994, among the Company and Evergreen National Corporation and (iv) the Non-Competition Agreement, dated __________ __, 1994, among the Company, Energy, Paul Lindsey, Robert Plaster, Stephen Plaster and Joseph Schaefer.

            "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee thereof.

            "BUSINESS DAY" means each day which is not a Legal Holiday.

            "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

            "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which the lease may be terminated by the lessee without payment of a penalty; and "Capitalized Lease Obligations" means the rental obligations, as aforesaid, under such lease.

            "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) at any time after the occurrence of a Public Market, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Management Group or an underwriter engaged in a firm commitment underwriting on behalf of the Company, is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total Voting Shares of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders was approved by a vote of 66-2/3% of the directors of such person then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors then in office; (iii) all or substantially all of the Company's and its Restricted Subsidiaries' assets are sold, leased, exchanged or otherwise transferred to any Person or group of Persons acting in concert;
(iv) the Company is liquidated or dissolved or adopts a plan of liquidation;
(v) prior to the occurrence of a Public Market, the Management Group ceases in the aggregate to beneficially own, directly or indirectly, at least 50% in the aggregate of the total voting power of the Voting Shares of the Company; or
(vi) at any time prior to the occurrence of a Change of Control pursuant to clauses (i) to (v) of this definition as a result of which a Change of Control Offer was made, (A) the failure of the Company for a period of greater than 90 days in any 12 month period to continuously maintain (following the 6 month anniversary of the Offering) on its Board of Directors at least two Outside Directors, (B) the failure of the Company for a period of greater than 90 days in any 12 month period to continuously maintain an audit committee of its Board of Directors consisting solely of Outside Directors or (C) the Board of Directors consists of greater than seven members; PROVIDED, HOWEVER, that upon the occurrence of any of the events in this item (vi) the Company shall notify the Trustee of such occurrence.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COLLATERAL" means the collateral securing the Obligations of the Company hereunder as defined in the Pledge Agreement.

            "COLLATERAL ACCOUNT" means an account subject to a first priority perfected Lien in favor of the Trustee, the funds of which shall be invested at the direction of the Trustee in Temporary Cash Investments.

            "COMPANY" means the party named as such in the Indenture until a successor replaces it pursuant to the terms and conditions of the Indenture and thereafter means the successor.

            "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters to (ii) the Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, both EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to
(x) such new Indebtedness as if such Indebtedness had been Incurred on the first day of such period and (y) the repayment, redemption, repurchase, defeasance or discharge of any Indebtedness repaid, redeemed, repurchased, defeased or discharged with the proceeds of such new Indebtedness as if such repayment, redemption, repurchase, defeasance or discharge had been made on the first day of such period; PROVIDED, FURTHER, that if within the period during which EBITDA or Consolidated Interest Expense is measured, the Company or any of its Restricted Subsidiaries shall have made any Asset Sales, (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and
(y) the Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness for which neither the Company nor any Restricted Subsidiary shall continue to be liable as a result of any such Asset Sale or which is repaid, redeemed, defeased, discharged or otherwise retired in connection with or with the proceeds of the assets or Capital Stock which are the subject of such Asset Sales for such period; and PROVIDED, FURTHER, that if the Company or any Restricted Subsidiary shall have made any acquisition of assets or Capital Stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder) the EBITDA and Consolidated Interest Expense for such period shall be calculated, after giving pro forma effect thereto (and without regard to clause (iv) of the proviso to the definition of "Consolidated Net Income"), as if such acquisition of assets or Capital Stock took place on the first day of such period. For all purposes of this definition, if the date of determination occurs prior to the completion of the first four full fiscal quarters following the Issue Date, then "EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis to the Offering as if the Offering occurred on the first day of the four full fiscal quarters that were completed preceding such date of determination.

            "CONSOLIDATED CURRENT LIABILITIES," as of the date of determination, means the aggregate amount of liabilities of the Company and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating
(i) all inter-company items between the Company and any Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP.

            "CONSOLIDATED INCOME TAX EXPENSE" means, for any period, as applied to the Company, the provision for local, state, federal or foreign income taxes on a Consolidated basis for such period determined in accordance with GAAP.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, as applied to the Company, the sum of (a) the total interest expense of the Company and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP, including, without limitation,

(i) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting, and amortization of debt issuance costs (other than issuance costs with regard to the Offering, the execution of the New Credit Facility and the related transactions occurring simultaneously therewith), (ii) accrued interest, (iii) noncash interest payments, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) interest actually paid by the Company or any such Subsidiary under any guarantee of Indebtedness or other obligation of any other Person and (vi) net costs associated with Interest Rate Agreements (including amortization of discounts) and Currency Agreements, plus (b) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued, or scheduled to be paid or accrued by the Company or its Consolidated Restricted Subsidiaries, plus (c) one-third of all Operating Lease Obligations paid, accrued and/or scheduled to be paid by the Company and its Consolidated Restricted Subsidiaries, plus (d) amortization of capitalized interest, plus (e) dividends paid in respect of Preferred Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary, plus (f) cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any person (other than the Company or a Restricted Subsidiary) in connection with loans incurred by such employee stock ownership plan to purchase Capital Stock of the Company.

            "CONSOLIDATED NET INCOME (LOSS)" means, for any period, as applied to the Company, the Consolidated net income (loss) of the Company and its Consolidated Restricted Subsidiaries for such period, determined in accordance with GAAP, adjusted by excluding (without duplication), to the extent included in such net income (loss), the following: (i) all extraordinary gains or losses; (ii) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in Consolidated Net Income (Loss) up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution and (B) the equity of the Company or a Restricted Subsidiary in a net loss of any such Person for such period shall be included in determining Consolidated Net Income (Loss); (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not at the time thereof permitted, directly or indirectly, by operation of the terms of its charter or by-laws or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders; (iv) any net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of such combination; (v) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries (including pursuant to any sale/leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition by the Company or any Restricted Subsidiary of any Capital Stock of any Person; and (vi) the cumulative effect of a change in accounting principles; and further adjusted by subtracting from such net income the tax liability of any parent of the Company to the extent of payments made to such parent by the Company pursuant to any tax sharing agreement or other arrangement for such period.

            "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date of determination, as applied to the Company, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a Consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of: (i) Consolidated Current Liabilities; (ii) minority interests in Consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (iii) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (iv) any revaluation or other write-up in value of assets subsequent to December 31, 1993 as a result of a change in the method of valuation in accordance with GAAP; (v) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;
(vi) treasury stock; and (vii) any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities.

            "CONSOLIDATED NET WORTH" means, at any date of determination, as applied to the Company, stockholders' equity as set forth on the most recently available Consolidated balance sheet of the Company and its Consolidated Restricted Subsidiaries (which shall be as of a date no more than 60 days prior to the date of such computation), less any amounts attributable to Redeemable Stock or Exchangeable Stock, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any Subsidiary.

            "CONSOLIDATION" means, with respect to any Person, the consolidation of accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and such subsidiaries are consolidated in accordance with GAAP. The term "Consolidated" shall have a correlative meaning.

            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values to or under which the Company or any Restricted Subsidiary is a party or a beneficiary on the Issue Date or becomes a party or beneficiary thereafter.

            "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "DEPOSITARY" means The Depositary Trust Company, its nominees, and their respective successors until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

            "DOMESTIC SUBSIDIARY" means a Restricted Subsidiary that is not a Foreign Subsidiary.

            "DEFAULTED INTEREST" means any interest on any Security which is payable, but is not punctually paid or duly provided for on any Interest Payment Date.

            "EBITDA" means, for any period, as applied to the Company, the sum of Consolidated Net Income (Loss) (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent included in calculating Consolidated Net Income (Loss): (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense, (c) depreciation expense and (d) amortization expense, in each case for such period; PROVIDED that, if the Company has any Subsidiary that is not a Wholly Owned Subsidiary, EBITDA shall be reduced (to the extent not otherwise reduced by GAAP) by an amount equal to (A) the consolidated net income (loss) of such Subsidiary (to the extent included in Consolidated Net Income (Loss)) multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Subsidiary not owned on the last day of such period by the Company or any Wholly Owned Subsidiary of the Company divided by (2) the total number of shares of outstanding common stock of such Subsidiary on the last day of such period.

            "ENERGY" means Empire Energy Corporation, a Missouri corporation.

            "EXCESS PAYMENTS" means any amounts paid in respect of salary, bonus, insurance or annuity premiums, or other payments or contributions to any employee benefit, severance, retirement, stock ownership or stock purchase plan or program or any similar plan or arrangement, to, or for the benefit of, a Lindsey Entity in excess of the lesser of (A) the aggregate scheduled amounts of any such payments as set forth in the Employment Agreements between each of Paul Lindsey and Kristen Lindsey, on the one hand, and the Company or the other hand, each dated as of _______, 1994, as they may be amended from time to time and (B) an aggregate of $1,000,000.

            "EXCHANGEABLE STOCK" means any Capital Stock which by its terms is exchangeable or convertible at the option of any Person other than the Company into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

            "FAIR VALUE" of any property shall mean its fair value as of a date not more than 90 days prior to the date of the certificate relating thereto, such Fair Value to be determined in any case as if such property were free of Liens securing Indebtedness, if any.

            "FOREIGN ASSET SALE" means an Asset Sale in respect of the Capital Stock or assets of a Foreign Subsidiary or a Restricted Subsidiary of the type described in Section 936 of the Code to the extent that the proceeds of such Asset Sale are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

            "FOREIGN SUBSIDIARY" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States of America or a State thereof or the District of Columbia.

            "FULLY DILUTED BASIS" means after giving effect to the exercise of any outstanding options, warrants or rights to purchase Voting Shares and the conversion or exchange of any securities convertible into or exchangeable for Voting Shares.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company on the Issue Date, consistently applied, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

            "GUARANTEE" means, as applied to any obligation, contingent or otherwise, of any Person, (i) a guarantee, direct or indirect, in any manner, of any part or all of such obligation (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to insure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including the payment of amounts drawn down under letters of credit.

            "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Security is registered on the Registrar's books.

            "INCUR" means, as applied to any obligation, to create, incur, issue, assume, guarantee or in any other manner become liable with respect to, contingently or otherwise, such obligation, and "INCURRED," "INCURRENCE" and "INCURRING" shall each have a correlative meaning; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the Issue Date) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and PROVIDED, FURTHER, that any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness as long as
(i) such amendment, modification or waiver does not (A) increase the principal or premium thereof or interest rate thereon, (B) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed, (C) if such Indebtedness is contractually subordinated in right of payment to the Securities, modify or affect, in any manner adverse to the Holders, such subordination, (D) if the Company is the obligor thereon, provide that a Restricted Subsidiary shall be an obligor, or (E) violate, or cause the Indebtedness to violate, the provisions of Sections 3.5 or 3.7 and
(ii) such Indebtedness would, after giving effect to such amendment, modification or waiver as if it were an Incurrence, comply with clause (i) of the first proviso to the definition of "Refinancing Indebtedness."

            "INDEBTEDNESS" of any Person means, without duplication, (i) the principal of and premium (if any such premium is then due and owing) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
(ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person Incurred as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other- than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the scheduled redemption, repayment or other repurchase of any Redeemable Stock and, in the case of any Subsidiary, with respect to any other Preferred Stock (but excluding in each case any accrued dividends); (vi) all obligations of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee; (vii) all liabilities or other obligations, contingent or otherwise, purchased, assumed or with respect to which such Person shall otherwise become liable or responsible in connection with the purchase, acquisition or assumption of property, services or business operations to the extent reflected on the balance sheet of such Person in accordance with GAAP; (viii) contractual obligations to repurchase goods sold or distributed; (ix) all obligations of such Person in respect of Interest Rate Agreements and Currency Agreements; and (x) all obligations of the type referred to in clauses (i) through (ix) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; PROVIDED, HOWEVER, that Indebtedness shall not include trade accounts payable arising in the ordinary course of business.
The amount of Indebtedness of any Person at any date shall be, with respect to unconditional obligations, the outstanding balance at such date of all such obligations as described above and, with respect to any contingent obligations (other than pursuant to clause (vii) above, which shall be included to the extent reflected on the balance sheet of such Person in accordance with GAAP) at such date, the maximum liability determined by such Person's board of directors, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be Incurred upon the occurrence of the contingency giving rise to such obligation.

            "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Securities.

            "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates to or under which the Company or any of its Restricted Subsidiaries is a party or beneficiary on the Issue Date or becomes a party or beneficiary thereafter.

            "INVESTMENT" means, with respect to any Person, any direct or indirect advance, loan (other than advances to customers who are not Affiliates in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any other investment in any other Person, or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or assets issued or owned by any other Person (whether by merger, consolidation, amalgamation, sale of assets or otherwise). For purposes of the definition of "Unrestricted Subsidiary" and the provisions set forth in Section 3.3, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

            "ISSUE DATE" means the date on which the Securities are originally issued under the Indenture.

            "LIEN" means any mortgage, lien, pledge, charge, hypothecation, assignment, claim, option, priority, preferential arrangement of any kind or nature or other security interest or encumbrance of any kind or nature (including any conditional sale or other title retention agreement and any lease in the nature thereof).

            "LINDSEY ENTITY" means Paul S. Lindsey, Jr., Kristen L. Lindsey any member of their family and any Person of which any of the foregoing Persons are Affiliates.

            "LINE OF BUSINESS" means the sale and distribution of propane gas and operations related thereto.

            "MANAGEMENT GROUP" means, collectively, (i) those individuals who beneficially own, directly or indirectly, Voting Shares of the Company or any successor thereto immediately following the consummation of the Offering and the transactions related thereto and are members of management of the Company or any of it Subsidiaries of the Company (or the estate or any beneficiary of any such individual or any immediate family member of any such individual or any trust established for the benefit of any such individual or immediate family member).

            "NET AVAILABLE CASH" means, with respect to any Asset Sale or Collateral Sale, the cash or cash equivalent payments received by the Company or a Subsidiary in connection with such Asset Sale or Collateral Sale (including any cash received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as or when received and also including the proceeds of other property received when converted to cash or cash equivalents) net of the sum of, without duplication, (i) all reasonable legal, title and recording tax expenses, reasonable commissions, and other reasonable fees and expenses incurred directly relating to such Asset Sale or Collateral Sale, (ii) provision for all local, state, federal and foreign taxes expected to be paid (whether or not such taxes are actually paid or payable) as a consequence of such Asset Sale or Collateral Sale, without regard to the consolidated results of the Company and its Subsidiaries, (iii) payments made to repay Indebtedness which is secured by any assets subject to such Asset Sale or Collateral Sale in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or by applicable law, be repaid out of the proceeds from such Asset Sale or Collateral Sale, and (iv) reasonable amounts reserved by the Company or any Subsidiary of the Company receiving proceeds of such Asset Sale or Collateral Sale against any liabilities associated with such Asset Sale or Collateral Sale, including without limitation, indemnification obligations PROVIDED that, such amounts shall be applied as described in Section 3.12 or Section 10.4, as the case may be, no later than the fifth anniversary of such Asset Sale or Collateral Sale if not previously paid to satisfy such liabilities and PROVIDED FURTHER that such amounts shall not exceed 10% of the payments received by the Company or a Subsidiary in connection with such Asset Sale or Collateral Sale.

            "NET CASH PROCEEDS" means, with respect to any issuance or sale of Capital Stock by any Person, the cash proceeds to such Person of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultancy and other fees actually incurred by such Person in connection with such issuance or sale and net of taxes paid or payable by such Person as a result thereof.

            "NEW CREDIT FACILITY" means the credit facility provided pursuant to the credit agreement, dated as of _________ __, 1994, between the Company and Continental Bank, N.A.

            "NON-CONVERTIBLE CAPITAL STOCK" means, with respect to any corporation, any Capital Stock of such corporation which is not convertible into another security other than non-convertible common stock of such corporation; PROVIDED, HOWEVER, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

            "OFFERING" means the public offering and sale of the Securities.

            "OFFICER" means the Chairman, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary or the Controller of the Company.

            "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the President, the Treasurer or a Vice President of the Company. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

            "OPERATING LEASE OBLIGATIONS" means any obligation of the Company and its Restricted Subsidiaries on a Consolidated basis incurred or assumed under or in connection with any lease of real or personal property which, in accordance with GAAP, is not required to be classified and accounted for as a capital lease.

            "OBLIGATIONS" means for any Person all principal, premium, interest, penalties, expenses, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness of such Person.

            "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel, if so acceptable, may be an employee of or counsel to the Company or the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

            "OUTSIDE DIRECTOR" means any Person who is a member of the Board of Directors who is not (i) an employee or Affiliate of the Company, any Subsidiary of the

Company or Energy, (ii) an employee or Affiliate of Holding Capital Group,
(iii) a Plaster Entity or a Lindsey Entity, or (iv) a Person who has engaged in a transaction with the Company or any Subsidiary of the Company that would be required to be disclosed under Item 13 of Form 10-K if such Person were a director of a registrant under the Securities Exchange Act of 1934, as amended.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "PLASTER ENTITY" means Robert W. Plaster, Stephen R. Plaster, any member of each such individual's family, and any Person of which any of the foregoing Persons are Affiliates.

            "PLEDGE AGREEMENT" means that certain Pledge Agreement, dated as of the date hereof, by the Company in favor of the Trustee, in the form attached hereto as EXHIBIT C, as amended, supplemented and/or restated.

            "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "PRINCIPAL" means, with respect to the Securities, the Accreted Value of the Securities.

            "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act.

            "PUBLIC MARKET" shall be deemed to have occurred if (x) a Public Equity Offering has been consummated and (y) at least 25% (for purposes of the definition of "Change of Control") or 20% (for purposes of paragraph 5 of the Securities attached hereto) of the total issued and outstanding common stock of the Company has been distributed by means of an effective registra-tion statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

            "REDEEMABLE STOCK" means any class or series of Capital Stock of any Person that (a) by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise is, or upon the happening of an event or passage of time would be, required to be redeemed (in whole or in part) on or prior to the first anniversary of the Stated Maturity of the Securities, (b) is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities or (c) is convertible into or exchangeable for Capital Stock referred to in clause (a) or clause (b) above or debt securities at any time prior to the first anniversary of the Stated Maturity of the Securities.

            "REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness of the Company or a Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) the Refinancing Indebtedness shall be contractually subordinated in right of payment to the Securities on terms at least as favorable to the Holders of the Securities as the terms set forth in the form of subordinated provisions attached hereto as Exhibit B, (ii) the Refinancing Indebtedness shall be scheduled to mature either (a) no earlier than the Indebtedness being refinanced or (b) after the Stated Maturity of the Securities, (iii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iv) such Refinancing Indebtedness shall have an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then out-standing (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being refinanced; and PROVIDED, FURTHER, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary of the Company that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

            "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not designated an Unrestricted Subsidiary by the Board of Directors.

            "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and leases it back from such Person, other than leases for a term of not more than 36 months or between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES" means all series of the Senior Secured Notes Due 2004 that are issued under and pursuant to the terms of this Indenture, as amended or supplemented from time to time.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

            "SENIOR INDEBTEDNESS" means (i) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not post-filing interest is allowed in such proceeding), whether existing on the Issue Date or thereafter Incurred, in respect of (A) Indebtedness of the Company for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable; (ii) all Capitalized Lease Obligations of the Company; (iii) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under

Interest Rate Agreements and Currency Agreements entered into in respect of any obligations described in clauses (i) and (ii) or (C) issued or assumed as the deferred purchase price of property, and all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement; (iv) all guarantees of the Company with respect to obligations of other persons of the type referred to in clauses (ii) and (iii) and with respect to the payment of dividends of other Persons; and (v) all obligations of the Company consisting of modifications, renewals, extensions, replacements and refundings of any obligations described in clauses (i), (ii),
(iii) or (iv); unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinated in right of payment to the Securities, or any other Indebtedness or obligation of the Company; PROVIDED, HOWEVER, that Senior Indebtedness shall not be deemed to include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes or (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

            "SIGNIFICANT SUBSIDIARY" means any Subsidiary (other than an Unrestricted Subsidiary) that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulations S-X promulgated by the SEC.

            "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

            "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is contractually subordinated or junior in right of payment to the Securities or any other Indebtedness of the Company.

            "SUBSIDIARY" means, as applied to any Person, (i) a corporation, at least a majority of whose Capital

Stock with voting power, under ordinary circumstances, to elect a majority of the board of directors of such corporation is at the time, directly or indirectly, owned or controlled by such Person, by a Subsidiary or Subsidiaries of such Person, or by such Person and a Subsidiary or Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person, a Subsidiary or Subsidiaries of such Person, or such Person and a Subsidiary or Subsidiaries of such Person, directly or indirectly, at the date of determination, has at least a majority ownership interest. As of the date of this Indenture, the Subsidiaries of the Company include, without limitation, PSNC __________.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date first above written.

            "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (including the Trustee) which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by an registered broker dealer or mutual fund distributor,(iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard and Poor's Corporation, (v) securities with maturities or six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above and (vi) securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard and Poor's Corporation or "A" by Moody's Investors Service, Inc.

            "TRUSTEE" means the party named as such above until a successor replaces it and thereafter means the successor.

            "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to whom any corporate trust matter is referred because of that officer's knowledge of and familiarity with the particular subject.

            "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

            "UNRELATED BUSINESS" means any business other than the Line of Business.

            "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted pursuant to Section 3.3. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness pursuant to Section 3.4(a) and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the respective Trustee by promptly filing with the respective Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. GOVERNMENT OBLIGATIONS" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable before the maturity thereof.

            "U.S. SUBSIDIARY" means a Subsidiary organized under the laws of any jurisdiction in the United States of America.

            "VOTING SHARES," with respect to any corporation, means the Capital Stock having the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "WHOLLY OWNED SUBSIDIARY" means a Subsidiary (other than an Unrestricted Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.2  OTHER DEFINITIONS.

TERM                                      DEFINED IN SECTION

"Additional Shares".....................................    10.1
"Application Period".....................................    3.12

"Asset Sale Offer".......................................    3.12
"Asset Sale Offer Amount"................................    3.12
"Asset Sale Purchase Date"...............................    3.12
"Bankruptcy Law".........................................    5.1
"Change of Control Offer"................................    3.8
"Change of Control Purchase Date"........................    3.8
"Collateral".............................................   10.1
"Collateral Application Period"..........................   10.5
"Collateral Offer Period"................................   10.5
"Collateral Sale".......................................    10.5
"Collateral Sale Offer"..................................   10.5
"Collateral Sale Offer Amount"...........................   10.5
"Collateral Sale Purchase Date"..........................   10.5
"Custodian"  ............................................   10.5
"Event of Default".......................................    5.1
"Global Securities".......................................   2.1
"Legal Holiday"..........................................   11.7
"Offer Period"...........................................    3.12
"Paying Agent"...........................................    2.3
"Pledged Shares".........................................   10.1
"Registrar"..............................................    2.3
"Replacement Assets".....................................   10.5
"Restricted Payment"  ...................................    3.3(a)
"Successor Corporation"..................................    4.1(a)

SECTION 1.3  INCORPORATION BY REFERENCE OF
               TRUST INDENTURE ACT.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "COMMISSION" means the SEC;

            "INDENTURE SECURITIES" means the Securities;

            "INDENTURE SECURITY HOLDER" means a Holder or Securityholder;

            "INDENTURE TO BE QUALIFIED" means this Indenture;

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the
Trustee; and

            "OBLIGOR" on the indenture securities means the Company.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them.

SECTION 1.4  RULES OF CONSTRUCTION.

            Unless the context otherwise requires:

            (a)  a term has the meaning assigned to it;

            (b) "generally accepted accounting principles" means, and any accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with, GAAP;

            (c)  "OR" is not exclusive;

            (d) words in the singular include the plural, and in the plural include the singular;

            (e)  provisions apply to successive events and transactions;

            (f)  "including" means including, without limitation;

            (g) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

            (h) the principal amount of any non-interest bearing or other discount security (other than the Securities) at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

            (i) the principal amount (if any) of any Preferred Stock shall be the greatest of (i) the stated value, (ii) the redemption price or (iii) the liquidation preference of such Preferred Stock.

                             ARTICLE II

                           THE SECURITIES

SECTION 2.1  FORM AND DATING.

            The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A annexed hereto, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

            The terms and provisions contained in the form of Security annexed hereto as Exhibit A shall constitute, and are expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            The Securities shall be issued initially in the form of one or more permanent global Securities in registered form (the "Global Securities"), deposited with, or on behalf of, the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Global Security shall bear such legend as may be required or reasonably requested by the Depositary.

            The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.2  EXECUTION AND AUTHENTICATION.

            Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

            If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

            A Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of Exhibit A upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.7.

            The Trustee shall initially act as authenticating agent and may subsequently appoint another Person acceptable to the Company as authenticating agent to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company. Provided that the authentication agent has entered into an agreement with the Company concerning the authentication agent's duties, the Trustee shall not be liable for any act or any failure of the authenticating agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture.

            The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

SECTION 2.3  REGISTRAR AND PAYING AGENT.

            The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture.
The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of any such agent and any change in the address of such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 6.7. The Company or any Subsidiary or Affiliate of the Company may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST.

            On or prior to each due date of the principal and interest on any Security (including any redemption date fixed under the terms of such Security or this Indenture) the Company shall deposit with the Paying Agent a sum of money sufficient to pay such principal and interest in funds available when such becomes due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities) and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary or an affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Securityholders. If the Company defaults in its obligation to deposit funds for the payment of principal and interest the Trustee may, during the continuation of such default, require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) shall have no further liability for the money delivered to the Trustee.

SECTION 2.5  SECURITYHOLDER LISTS.

            The Trustee shall preserve in as current a form as reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6  TRANSFER AND EXCHANGE.

            The Securities shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of
Section 8-401(1) of the Uniform Commercial Code are met and, if so required by the Trustee or the Company, if the Security presented is accompanied by a written instrument of transfer in form satisfactory to the trustee and the Company, duly executed by the registered owner or by his or her attorney duly authorized in writing. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. No service charge shall be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to Section 2.10 or 8.5 of this Indenture). The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

            Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            Notwithstanding any other provisions of this Section 2.6, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            If the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if at any time the Depositary shall no longer be eligible under the next sentence of this paragraph, the Company shall appoint a successor Depositary with respect to the Securities. Each Depositary appointed pursuant to this Section 2.6 must, at the time of its appointment and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. The Company will execute, and the Trustee will authenticate and deliver upon a written order of the Company signed by two Officers, Securities in definitive registered form in any authorized denominations representing such Securities in exchange for such Global Security or Securities if (i) the Depositary notifies the Company that it is unwilling or unable to continue or unable to continue as Depositary for the Global Securities or if at any time the Depositary shall no longer be eligible to serve as Depositary and a successor Depositary for the Securities is not appointed by the Company within 60 days after the Company receives such notice or becomes aware of such ineligibility of (ii) an Event of Default has occurred and is continuing.

            The Company may at any time and in its sole discretion determine that the Securities shall no longer be represented by a Global Security or Securities. In such event the Company will execute, and the Trustee will authenticate and deliver upon a written order of the Company signed by two Officers, Securities in exchange for such Global Security or Securities.

            Upon the exchange of a Global Security for Securities in definitive registered form without coupons, in authorized denominations, such Global Security shall be cancelled by the Trustee. Securities in definitive registered form issued in exchange for a Global Security pursuant to this
Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

            All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.7  REPLACEMENT SECURITIES.

            If a mutilated security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken and the Holder furnishes to the Company and the Trustee evidence to their satisfaction of such loss, destruction or wrongful taking, the Company shall issue and the

Trustee shall, in the absence of notice to the Company or the Trustee that such Security has been acquired by a BONA FIDE purchaser, authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and if there is delivered to the Company and the Trustee such security or indemnity as may be required to save each of them harmless, satisfactory to the Company or the Trustee, as the case may be. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

SECTION 2.8  OUTSTANDING SECURITIES.

            The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

            If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a BONA FIDE purchaser.

            If all the principal and interest on any Securities are considered paid under Section 3.1, such Securities cease to be outstanding under this Indenture and interest on such Securities shall cease to accrue.

            If the Paying Agent (other than the Company or a Subsidiary or an Affiliate of the Company) holds in accordance with this Indenture on a redemption date or maturity date money sufficient to pay all principal and interest due on that date then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue (unless there shall be a default in such payment).

            If a Security is called for redemption, the Company and the Trustee need not treat the Security as outstanding in determining whether Holders of the required principal amount of Securities have concurred in any direction, waiver or consent.

            Subject to Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security.

SECTION 2.9  DETERMINATION OF HOLDERS' ACTION.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, waiver or consent, Securities owned by or pledged to the Company, any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned or pledged shall be so disregarded.

SECTION 2.10  TEMPORARY SECURITIES.

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.
Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11  CANCELLATION.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall destroy the same or otherwise dispose of canceled Securities as the Company directs by written order signed by two Officers. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.12  DEFAULTED INTEREST.

            If the Company defaults in a payment of interest on the Securities, it shall pay defaulted interest, plus any interest payable on the defaulted interest to the extent permitted by law, in any lawful manner. It may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date which date shall be at least five Business Days prior to the payment date. The Company shall fix the special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Securityholders a notice that states the special record date, payment date and amount of interest to be paid.


                             ARTICLE III

                              COVENANTS

SECTION 3.1  PAYMENT OF SECURITIES.

            The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful. Principal and interest shall be considered paid on the date due (including a redemption date) if the Trustee or the Paying Agent (other than the Company or a Subsidiary or an Affiliate of the Company) has received from or on behalf of the Company on or prior to that date money sufficient to pay all principal and interest then due.

SECTION 3.2  MAINTENANCE OF OFFICE OR AGENCY.

            The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the loca-tion, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2 of this Indenture.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the office of _________ in the Borough of Manhattan, the City of New York, as such office of the Company in accordance with Section 2.3.

SECTION 3.3  LIMITATION ON RESTRICTED PAYMENTS.

          (a) So long as any of the Securities are outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend on or make any distribution or similar payment of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Non-Convertible Capital Stock or rights to acquire its Non-Convertible Capital Stock and dividends or distributions payable solely to the Company or a Restricted Subsidiary), (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or of any direct or indirect parent of the Company or, with respect to the Company, exercise any option to exchange any Capital Stock that by its terms is exchangeable solely at the option of the Company (other than into Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled repayment thereof or scheduled sinking fund payment thereon, any Subordinated Indebtedness (other than the purchase, repurchase, all or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment in any Unrestricted Subsidiary or any Affiliate of the Company other than a Restricted Subsidiary or a Person which will become a Restricted Subsidiary as a result of any such Investment (each such payment described in clauses (i)-(iv) of this paragraph, a "Restricted Payment"), unless at the time of and after giving effect to the proposed Restricted
Payment:

                  (1) no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company would be permitted to Incur an additional $1 of Indebtedness pursuant to the provisions of Section 3.4(a); and

                  (3) the aggregate amount of all such Restricted Payments subsequent to the Issue Date shall not exceed the sum of:

                        (A) 50% of aggregate Consolidated Net Income (or if
            such Consolidated Net Income is a deficit, minus 100% of such deficit), and minus 100% of the amount of any write-downs, write-offs, other negative reevaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period;

                        (B) the aggregate Net Cash Proceeds received by the
            Company after the Issue Date from a sale by the Company of Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company or from the issuance of any options or warrants or other rights to acquire Capital Stock (other than Redeemable Stock or Exchangeable Stock);

                        (C) the amount by which the principal amount of
            Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's Consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary converted or exchanged for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or the value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

                        (D) an amount equal to the net reduction in
            Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Unrestricted Subsidiary the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and

                        (E) $1,000,000, less the aggregate of all Excess
            Payments made during such period.

            (b) The failure to satisfy the conditions set forth in clauses (2) and (3) of Section 3.3(a) shall not prohibit any of the following as long as the condition set forth in Section 3.3(a)(1) is satisfied (except as set forth below):

                  (i) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 3.3(a);

                  (ii) any purchase, redemption, defeasance, or other acquisition or retirement for value of Capital Stock or Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than stock issued or sold to a Subsidiary or to an employee stock ownership plan), PROVIDED, HOWEVER, that notwithstanding Section 3.3(a)(1), the occurrence or existence of a Default or Event of Default shall not prohibit the making of such purchase, redemption, defeasance or other acquisition or retirement, and PROVIDED, FURTHER, such purchase, redemption, defeasance or other acquisition or retirement shall not be included in the calculation of Restricted Payments made for purposes of
      Section 3.3(a)(3) and PROVIDED, FURTHER, that the Net Cash Proceeds from such sale shall be excluded from Section 3.3(a)(B)(3);

                  (iii) any purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of for cash (other than to a Subsidiary), new Indebtedness of the Company, PROVIDED, HOWEVER, that (A) such new Indebtedness shall be contractually subordinated in right of payment to the Securities on terms at least as favorable to the Security holders as the terms set forth in the form of subordination provisions attached hereto as Exhibit B, (B) such new Indebtedness has a Stated Maturity either (1) no earlier than the Stated Maturity of the Indebtedness redeemed, repurchased, defeased, acquired or retired or (2) after the Stated Maturity of the Securities and (C) such Indebtedness has an Average Life equal to or greater than the Average Life of the Indebtedness redeemed, repurchased, defeased, acquired or retired, and PROVIDED, FURTHER, that such purchase, redemption, defeasance or other acquisition or retirement shall not be included in the calculation of Restricted Payments made for purposes of Section 3.3(a)(3);

                  (iv) any purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, but only if the Company (A) in the case of a Change of Control, has made an offer to repurchase the Securities as described under Section 3.8 or (B) in the case of an Asset Sale, has applied the Net Available Cash from such Asset Sale in accordance with Section 3.12;

                  (v) pro rata dividends paid by a Subsidiary with respect to a series or class of its Capital Stock the majority of which is held by the Company or a Wholly Owned Subsidiary;

                  (vi) the payment of dividends on the Capital Stock of the Company following an initial Public Equity Offering of such Capital Stock of up to an amount per annum of 6% of the Net Cash Proceeds received by the Company in such Public Equity Offering;

                  (vii) the purchase, redemption, acquisition, cancellation, or other retirement for value of shares of Capital Stock of the Company options on any such shares or related phantom stock or stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), upon the death, disability, retirement or termination of employment of such employee or former employee, pursuant to the terms of an employee benefit plan or any other agreement under which such shares of stock or related rights were issued, provided that the aggregate cash consideration paid, or distributions made, pursuant to this clause (vii) after the date of this Indenture does not exceed an aggregate amount of $1,000,000 plus the cash proceeds received by or contributed to the Company from any reissuance of Capital Stock by the Company to members of management and employees of the Company and its Subsidiaries; and

                  (viii) Investments in Unrestricted Subsidiaries of up to $3,000,000 at any one time outstanding.

SECTION 3.4  LIMITATION ON INCURRENCE OF INDEBTEDNESS.

           (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indi-rectly, Incur any Indebtedness, except that the Company may Incur Indebtedness if, after giving effect thereto, the Consolidated Coverage Ratio would be greater than 1.75:1 if such Incurrence takes place on or prior to __________, 1998, or 2.0:1, if such Incurrence takes place thereafter.

            (b) Notwithstanding the foregoing, this Section shall not limit the ability of the Company or any Restricted Subsidiary to Incur the following
Indebtedness:

                  (i) Refinancing Indebtedness (except with respect to Indebtedness referred to in clauses (ii), (iii) or (iv) below);

                  (ii) Acquisition Indebtedness at any one time outstanding in an aggregate principal amount not to exceed $10,000,000, PROVIDED that not more than an aggregate of $5,000,000 of such Acquisition Indebtedness may be incurred in any twelve month period;

                  (iii) Indebtedness of the Company which is owed to and held by a Wholly Owned Subsidiary and Indebtedness of a Wholly Owned Subsidiary which is owed to and held by the Company or a Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or by a Wholly Owned Subsidiary, as the case may be;

                  (iv) Indebtedness (under the New Credit Facility or otherwise) Incurred for the purpose of financing the working capital needs of the Company and its Restricted Subsidiaries, PROVIDED, HOWEVER, that after giving effect to the Incurrence of such Indebtedness and any substantially simultaneous use of the proceeds thereof, the aggregate principal amount of all such Indebtedness Incurred pursuant to this clause (iv) and then outstanding immediately after such Incurrence and such use of proceeds shall not exceed the sum of 60% of the book value of the inventory and 90% of the book value of the receivables of the Company and the Restricted Subsidiaries on a consolidated basis at such time and, PROVIDED, FURTHER, that such aggregate principal amount outstanding shall not exceed $15,000,000 at any time prior to __________, 1997.

                  (v) Acquired Indebtedness; PROVIDED, HOWEVER, that the Company would have been able to Incur such Indebtedness at the time of the Incurrence thereof pursuant to the immediately preceding paragraph; and

                  (vi) Indebtedness of the Company or a Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness referred to in clause (iv) above and Indebtedness being repaid or retired with the proceeds of the Offering).

            (c) Notwithstanding Sections 3.4(a) and (b), the Company shall not Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness unless such repayment, prepayment, redemption, defeasance, retirement, refunding or refinancing is not prohibited by Section
3.3 or unless such Indebtedness shall be contractually subordinated to the Securities at least to the same extent as such Subordinated Indebtedness.

SECTION 3.5  LIMITATION ON PAYMENT RESTRICTIONS
               AFFECTING SUBSIDIARIES.

           The Company shall not, and shall not permit any Subsidiary, to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends to or make any other distributions on its Capital Stock, or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary, (ii) make any Investments in the Company or any other Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing shall not apply to:

            (a) any encumbrance or restriction existing pursuant to this Indenture or any other agreement or instrument as in effect or entered into on the Issue Date (including the New Credit Facility);

            (b) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Acquired Indebtedness; PROVIDED, HOWEVER, that such encumbrance or restriction was not Incurred in connection with or in contemplation of such Subsidiary becoming a Subsidiary;

            (c) any encumbrance or restriction pursuant to an agreement effecting a refinancing, renewal, extension or replacement of Indebtedness referred to in clause (a) or (b) above or contained in any amendment or modification with respect to such Indebtedness; PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such agreement, amendment or modification are no less favorable in any material respect with respect to the matters referred to in clauses (i), (ii) and (iii) above than the encumbrances and restrictions with respect to the Indebtedness being refinanced, amended or modified;

            (d) in the case of clause (iii) above, customary non-assignment provisions of any leases governing a leasehold interest or of any supply, license or other agreement entered into in the ordinary course of business of the Company or any Subsidiary;

            (e) any restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition; or

            (f) any encumbrance or restriction existing by reason of applicable law.

            Nothing contained in this Section 3.5 shall prohibit the sale of assets that secure Indebtedness of the Company or its subsidiaries.

SECTION 3.6  LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

            The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback

Transaction unless (i) the Company or such Subsidiary would be entitled to create a Lien on such property securing Indebtedness in an amount equal to the Attributable Debt with respect to such transaction without equally and ratably securing the Securities pursuant to Section 3.7 or (ii) the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors) of such property and the Company or such Subsidiary shall apply or cause to be applied an amount in cash equal to the net proceeds of such sale to the retirement, within 30 days of the effective date of any such arrangement, of Senior Indebtedness or Indebtedness of a Restricted Subsidiary, PROVIDED, HOWEVER, that the Company or any Restricted
Subsidiary may enter into a Sale/Leaseback Transaction as long as the sum of
(x) the Attributable Debt with respect to such Sale/Leaseback Transaction and all other Sale/Leaseback Transactions entered into pursuant to this proviso, plus (y) the amount of outstanding Indebtedness secured by Liens Incurred pursuant to the final proviso of Section 3.7, does not exceed 10% of Consolidated Net Tangible Assets as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements are available.

SECTION 3.7  LIMITATION ON LIENS.

          Except as provided for under Article X, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties (including, without limitation, Capital Stock), whether owned at the date of such Indenture or thereafter acquired, other than:

            (a) pledges or deposits made by such Person under workers' compensation, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for payment of Indebtedness) or leases to which such Person is a party, or deposits to secure statutory or regulatory obligations of such Person or deposits of cash of United States Government bonds to secure surety, appeal or performance bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

            (b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens, in each case, arising in the ordinary course of business and with respect to amounts not yet due or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be diligently prosecuting appeal or other proceedings for review;

            (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

            (d) Liens in favor of issuers or surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit may not constitute Indebtedness;

            (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (f) Liens securing Indebtedness Incurred to finance the construction of, purchase of, or repairs, improvements or additions to, property (including Acquisition Indebtedness Incurred pursuant to Section 3.4(b)(ii)); PROVIDED, HOWEVER, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be issued more than 180 days after the later of the acquisition, comple-tion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

            (g) Liens existing on the Issue Date (other than Liens relating to Indebtedness or other obligations being repaid or Liens that are otherwise extinguished with the proceeds of the Offering);

            (h) Liens on property (excluding Capital Stock) of a Person at the time such Person becomes a Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

            (i) Liens on property at the time the Company or a Subsidiary acquires the property, including any acquisition by means of a merger or consolidation with or into the Company or a Subsidiary; PROVIDED, HOWEVER, that such Liens are not incurred in connection with, or in contemplation of, such merger or consolidation; and PROVIDED, FURTHER, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

            (j) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Wholly Owned Subsidiary;

            (k) Liens incurred by a Person other than the Company or any Subsidiary on assets that are the subject of a Capitalized Lease Obligation to which the Company or a Subsidiary is a party; PROVIDED, HOWEVER, that any such Lien may not secure Indebtedness of the Company or any Subsidiary (except by virtue of clause (x) of the definition of "Indebtedness") and may not extend to any other property owned by the Company or any Restricted Subsidiary;

            (l) Liens on inventory and account receivables of the Company and its subsidiaries securing Indebtedness permitted to be incurred pursuant to
Section 3.4(b)(iv);

            (m) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h), (i), and (m), PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the refinancing, refunding, extension, renewal or replacement of such Indebtedness); and

            (n) Liens by which the Securities are secured equally and ratably with other Indebtedness of the Company pursuant to this Section 3.7;

without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; PROVIDED, HOWEVER, that the Company may incur other Liens other than on the Collateral to secure Indebtedness as long as the sum of (x) the amount of outstanding Indebtedness secured by Liens incurred pursuant to this proviso plus (y) the Attributable Debt with respect to all outstanding leases in connection with Sale/Leaseback Transactions entered into pursuant to the proviso to Section 3.6 does not exceed 5% of Consolidated Net Tangible Assets as determined with respect to the Company as of the end of the most recent fiscal quarter for which financial statements are available.

SECTION 3.8  CHANGE OF CONTROL.

           In the event of a Change of Control, the Company shall make an offer to purchase (the "Change of Control Offer") the Securities then outstanding at a purchase price equal to 101 percent (101%) of the Accreted Value thereof plus accrued interest to the Change of Control Purchase Date (as
defined below) on the terms set forth in this Section.   The date on which the
Company shall purchase the Securities pursuant to this Section (the "Change of Control Purchase Date") shall be no earlier than 30 days, nor later than 60 days, after the notice referred to below is mailed, unless a longer period shall be required by law. The Company shall notify the Trustee in writing promptly after the occurrence of any Change of Control of the Company's obligation to offer to purchase the Securities.

            Notice of a Change of Control Offer shall be mailed by the Company to the Holders of the Securities at their last registered address (with a copy to the Trustee and the Paying Agent) within thirty (30) days after a Change in Control has occurred. The Change of Control Offer shall remain open from the time of mailing until five (5) Business Days before the Change of Control Purchase Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender (in whole or in part) the Securities pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

            (a) that the Change of Control Offer is being made pursuant to this Section;

            (b)  the purchase price and the Change of Control
Purchase Date;

            (c) that any Security not surrendered or accepted for payment will continue to accrue interest;

            (d) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

            (e) that any Holder electing to have a Security purchased (in whole or in part) pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice (or otherwise make effective delivery of the Security pursuant to book-entry procedures and the related rules of the applicable depositories) at least five Business Days before the Change of Control Purchase Date; and

            (f) that any Holder will be entitled to withdraw his or her election if the Paying Agent receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have the Security purchased.

            On the Change of Control Purchase Date, the Company shall (i) accept for payment the Securities, or portions thereof, surrendered and properly tendered and not withdrawn, pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent money sufficient to pay the purchase price plus accrued interest of all the Securities or portions thereof, so accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate stating that such Securities have been accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 3.9  COMPLIANCE CERTIFICATE.

            The Company shall, within 120 days after the close of each fiscal year following the issuance of the Securities, file with the Trustee an Officer's Certificate, PROVIDED that one Officer executing the same shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, covering the period from the date of issuance of the Securities to the end of the fiscal year in which the Securities were issued, in the case of the first such certificate, and covering the preceding fiscal year in the case of each subsequent certificate, and stating whether or not, to the knowledge of each such executing Officer, the Company has complied with and performed and fulfilled all conditions and covenants on its part contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions contained in this Indenture, and, if any such signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition, covenant, term or provision specifying each such default and the nature thereof. For the purpose of this Section 3.9, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

SECTION 3.10  SEC REPORTS.

            The Company shall, to the extent required by TIA Section 314(a), file with the Trustee, within 15 days after the filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall, for so long as the Securities remain outstanding, file with the Trustee and the SEC and mail to each Securityholder at such Securityholder's registered address, within 15 days after the Company would have been required to file such documents with the SEC, copies of the annual reports and of the information, documents and other reports which the Company would have been required to file with the SEC if the Company had continued to be subject to such Sections 13 or 15(d). The Company also shall comply with the other provisions of TIA Section 314(a).

SECTION 3.11  TRANSACTIONS WITH AFFILIATES.

           The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, permit to exist, renew or extend any transaction or series of transactions (including, without limitation, the sale, purchase, exchange or lease of any assets or property or the rendering of any services) with any Affiliate of the Company, any Plaster Entity, any Lindsey Entity or Energy unless (i) the terms of such transaction or series of transactions are (A) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be obtainable in a comparable transaction or series of related transactions in arm's-length dealings with an unrelated third party and, in the case of a transaction or series of transactions involving payments or consideration in excess of $100,000 approved by a majority of the Outside Directors, and (B) set forth in writing if such transaction or series of transactions involves aggregate payments or consideration in excess of $250,000, and (ii) with respect to a transaction or series of transactions involving aggregate payments or consideration in excess of $1,000,000, such transaction or series of transactions has been determined, in the written opinion of an independent nationally recognized investment banking firm, to be fair, from a financial point of view, to the Company or such Restricted Subsidiary. The foregoing provisions do not prohibit (i) the payment of reasonable fees to directors of the Company and its subsidiaries, (ii) scheduled payments made pursuant to the terms of any of the Basic Agreements, as the terms of each such agreement are in effect on the Issue Date, or (iii) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries otherwise permitted by the terms of the Indenture. Any transaction which has been determined, in the written opinion of an independent nationally recognized investment banking firm, to be fair, from a financial point of view, to the Company or the applicable Restricted Subsidiary shall be deemed to be in compliance with this Section 3.11.

SECTION 3.12  SALES OF ASSETS.

          (a) Neither the Company nor any Restricted Subsidiary shall consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Directors, of the shares or assets subject to such Asset Sale, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of Additional Assets or cash or cash equivalents which cash equivalents are promptly converted into cash by the Person receiving such payment and (iii) an amount equal to 100% of the Net Available Cash is applied by the Company (or such Subsidiary, as the case may be) as set forth herein. The Company shall not permit any Unrestricted Subsidiary to make any Asset Sale unless such Unrestricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets so disposed of as determined in good faith by the Board of Directors.

            (b) Within three hundred and sixty (360) days (such 360 days being the "Application Period") following the consummation of an Asset Sale, the Company or such Restricted Subsidiary shall apply the Net Available Cash from such Asset Sale as follows: (i) FIRST, to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets; (ii) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (i), and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness or any Indebtedness of such Restricted Subsidiary), to prepay, repay or purchase secured Senior Indebtedness or Indebtedness (other than any Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company); and (iii) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clause (i) and (ii), to make an offer to purchase the Securities at not less than 100% of their Accreted Value, plus accrued interest (if any) pursuant to and subject to the conditions of Section 3.12(c); PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (ii) or (iii) above, the Company or such restricted Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. To the extent that any Net Available Cash remains after the application of such Net Available Cash in accordance with this paragraph, the Company or such Restricted Subsidiary shall utilize such remaining Net Available Cash in any manner set forth in clause (i) or clause (ii) above.

            To the extent that any or all of the Net Available Cash of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Available Cash so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to promptly take or cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation). Once such repatriation of any of such affected Net Available Cash is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Available Cash will be applied in the manner set forth in this Section as if such Asset Sale had occurred on the date of such repatriation.

            To the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Available Cash of any Foreign Asset Sale would have a material adverse tax consequence to the Company, the Net Available Cash so affected may be retained outside of the United States by the applicable Restricted Subsidiary for so long as such material adverse tax consequence would continue.

            Notwithstanding the foregoing, this Section shall not apply to, or prevent any sale of assets, property, or Capital Stock of Subsidiaries to the extent that the fair market value (as determined in good faith by the Board of Directors) of such asset, property or Capital Stock, together with the fair market value of all other assets, property, or Capital Stock of Subsidiaries sold, transferred or otherwise disposed of in Asset Sales during the twelve month period preceding the date of such sale, does not exceed 5% of Consolidated Net Tangible Assets as determined as of the end of the most recent fiscal quarter, and no violation of this Section shall be deemed to have occurred as a consequence thereof.

            In the event of the transfer of substantially all (but not all) of the property and assets of the Company as an entirety to a Person in a transaction permitted under Article IV, the Successor Corporation shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of Section 3.12, and shall comply with the Section
3.12 with respect to such deemed sale as if it were an Asset Sale.

            (c) Subject to the last sentence of this paragraph, in the event of an Asset Sale that requires the purchase of Securities pursuant to clause
(iii) of the first paragraph of Section 3.12(b), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Asset Sale

Offer") at a purchase price of not less than 100% of their Accreted Value plus accrued interest to the Asset Sale Purchase Date in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 3.12(d). If the aggregate purchase price of Securities tendered pursuant to the Asset Sale Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with the last sentence of the first paragraph of
Section 3.12(b). The Company shall not be required to make an Asset Sale Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in Section 3.12(b)(i) and (ii)) is less than $1,000,000 for any particular Asset Sale (which lesser amounts shall not be carried forward for purposes of determining whether an Asset Sale Offer is required with respect to the Net Available Cash from any subsequent Asset Sale).

            (d) (1) Promptly, and in any event prior to the 360th day after the later of the date of each Asset Sale as to which the Company must make an Asset Sale Offer or the receipt of Net Available Cash therefrom, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Asset Sale Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days, nor more than 60 days, after the date of such notice (the "Asset Sale Purchase Date") and shall contain the information required in a notice for a Change of Control Offer, to the extent applicable.

                  (2) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Asset Sale Offer (the "Asset Sale Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with Section 3.12(a). On such date, the Company shall also deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) funds in an amount equal to the Asset Sale Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Asset Sale Offer remains open (the "Offer Period"), the Company shall deliver, or cause to be delivered, to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Paying Agent shall, on the Asset Sale Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered, or caused to be delivered, by the Company to the Trustee is less than the Asset Sale Offer Amount, the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period.

                  (3) Holders electing to have a Security purchased will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security duly completed, to the Company or the Paying Agent, as specified in, and at the address specified in, the notice at least ten Business Days prior to the Asset Sale Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Paying Agent receives, not later than three Business Days prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Paying Agent, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 3.13  CORPORATE EXISTENCE.

            Except as permitted under Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Restricted Subsidiary in accordance with the respective organizational documents of the Company and of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and the Restricted Subsidiaries necessary or appropriate to carry out their businesses;
PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Restricted Subsidiary if the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole; and PROVIDED, FURTHER, that any Restricted Subsidiary may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets to the Company or any Wholly Owned Subsidiary to the extent otherwise permitted under this Indenture.

SECTION 3.14  PAYMENT OF TAXES AND OTHER CLAIMS.

            The Company shall pay or discharge, or cause to be paid or discharged, before any material penalty accrues thereon all material taxes, assessments and govern-mental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves, if the same shall be required in accordance with generally accepted accounting principles, have been made.

SECTION 3.15  NOTICE OF DEFAULTS AND OTHER EVENTS.

            In the event that any Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $1,000,000 or more individually or $2,000,000 or more in the aggregate has been or could be declared due and payable before its maturity because of the occurrence of any event of default under such Indebtedness (including any Default under this Indenture), the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

SECTION 3.16  MAINTENANCE OF PROPERTIES AND INSURANCE.

            The Company shall cause all properties used or useful in the conduct of its business or the business of each Restricted Subsidiary and material to the Company and the Restricted Subsidiaries taken as a whole to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment; PROVIDED, HOWEVER, that nothing in this
Section 3.16 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of an Officer (or other employee of the Company or any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, appropriate.

            The Company shall provide or cause to be provided, for itself and the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like proper-ties, including, but not limited to, product liability insurance and public liability insurance with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, of such kinds, and in such amounts, with such deductibles and by such methods as the Company in good faith shall determine to be reasonable and appropriate in the circumstances.

SECTION 3.17      LIMITATION ON ISSUANCE OF CAPITAL STOCK
                  AND INCURRENCE OF INDEBTEDNESS OF RESTRICTED
                  SUBSIDIARIES.

            The Company shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, and shall not permit any Person other than the Company or a Wholly Owned Subsidiary to own (except to the extent that any such Person may own on the Issue Date), any shares of such Restricted Subsidiary's Capital Stock (including options, warrants or other rights to purchase shares of Capital Stock) except, to the extent otherwise permitted by the Indenture, (i) to the Company or another Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company, or (ii) if, immediately after giving effect to such issuance and sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary for purposes of the Indenture. The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Incur Indebtedness other than pursuant to Section 3.4(b).

SECTION 3.18  LIMITATION ON CHANGES IN THE
                NATURE OF THE BUSINESS.

            The Company and its Subsidiaries shall not engage in any line of business other than the business of the sale and distribution of propane gas and operations related thereto for any period of time in excess of 270 consecutive days for any such unrelated line of business.


                             ARTICLE IV

                   CONSOLIDATION, MERGER AND SALE

SECTION 4.1  MERGER AND CONSOLIDATION OF COMPANY.

            The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other corporation or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons unless:

            (a) either the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety are transferred (the "Successor Corporation"), shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Securities;

            (b) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company (or the Successor Corporation if the Company is not the continuing obligor under the Indenture) or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing;

            (c) the Company shall have delivered, or caused to be delivered, to the Trustee an Officers' Certificate and, as to legal matters, an Opinion of Counsel, each in form and substance satisfactory to the Trustee, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with;

            (d) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company (or the Successor Corporation if the Company is not the continuing obligor under this Indenture) or a Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred by such Person at the time of such transaction, the Consolidated Coverage Ratio of the Company (or the Successor Corporation if the Company is not the continuing obligor under this Inden-

ture) is at least 1:1, PROVIDED that, if the Consolidated Coverage Ratio before giving effect to such transaction is within the range set forth in column (A) below, then the pro forma Consolidated Coverage Ratio of the Company or the Successor Corporation shall be at least equal to the lessor of
(1) the ratio determined by multiplying the percentage set forth in column (B) below by the Consolidated Coverage Ratio of the Company prior to such transaction and (2) the ratio set forth in column (C) below:


(A)                             (B)               (C)
- ---                             ---               ---

1.11:1 to 1.99:1                90%               1.50:1
2.00:1 to 2.99:1                80%               2.10:1
3.00:1 to 3.99:1                70%               2.40:1
4.00:1 or more                  60%               2.50:1;
and

            (e) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company (or the Successor Corporation if the Company is not the continuing obligor under this Indenture) or a Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred by such Person at the time of such transaction), the Company (or the Successor Corporation if the Company is not the continuing obligor under this Indenture) shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth immediately prior to such transaction.

            Notwithstanding the foregoing paragraphs (b), (d) and (e), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Wholly Owned Subsidiary or Wholly Owned Subsidiaries and no violation of this Section shall be deemed to have occurred as a consequence thereof, as long as the requirements of paragraphs (a) and (c) are satisfied in connection therewith.

SECTION 4.2  SUCCESSOR SUBSTITUTED.

            (a) Upon any such consolidation or merger, or any conveyance, transfer, or disposition of all or substantially all of the properties or assets of the Company in accordance with Section 4.1, but not in the case of a lease, the Successor Corporation shall succeed to and be substituted for the Company under this Indenture and the Securities, and the Company shall thereupon be released from all obligations hereunder and under the Securities and the Company, as the predecessor corporation, may thereupon or at any time thereafter be dissolved, wound up or liquidated. The Successor Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, all or any of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of the Successor Corporation instead of the Company and subject to all the terms, conditions and limitations prescribed in this Indenture, the Trustee shall authenticate and shall deliver any Securities which the Successor Corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Securities had been issued at the date of the execution hereof.

            (b) In the case of any consolidation, merger or transfer described in Section 4.2(a) above, such changes in form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.


                              ARTICLE V

                        DEFAULTS AND REMEDIES

SECTION 5.1  EVENTS OF DEFAULT.

            An "Event of Default" means any of the following events:

            (a) default in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

            (b) default in the payment of the principal of any Security when the same becomes due and payable at maturity or otherwise or a failure to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

            (c) default in performance of any other covenants or agreements in the Securities or this Indenture and the default continues for 30 days after the date on which written notice of such default is given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in principal amount of the Securities then outstanding hereunder; PROVIDED that the failure to commence a Change of Control Offer following a Change of Control pursuant to clause (vi) of the definition of "Change of Control" shall not constitute an Event of Default if, during such 30 day period, the Company takes the necessary actions with respect to the Board of Directors to comply with the requirements of clauses (vi)(A), (vi)(B) and (vi)(C) of the definition of "Change of Control";

            (d) there shall have occurred either (a) a default by the Company or any Subsidiary under any instrument under which there is or may be secured or evidenced any Indebtedness of the Company or any Subsidiary of the Company (other than the Securities) having an outstanding principal amount of $2,000,000 (or its foreign currency equivalent) or more individually or $5,000,000 (or its foreign currency equivalent) or more in the aggregate that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity or (b) a default by the Company or any Subsidiary in the payment when due of any portion of the principal under any such instrument, and such unpaid portion exceeds $2,000,000 (or its foreign currency equivalent) individually or $5,000,000 (or its foreign currency equivalent) in the aggregate and is not paid, or such default is not cured or waived, within any grace period applicable thereto; PROVIDED, HOWEVER, that the foregoing shall not apply to any default on Non-recourse Debt;

            (e) any final judgment or order (not covered by insurance) for the payment of money shall be rendered against the Company or any Significant Subsidiary in an amount in excess of $2,000,000 (or its foreign currency equivalent) individually or $5,000,000 (or its foreign currency equivalent) in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) and shall not be discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order in excess of $2,000,000 (or its foreign currency equivalent) individually or that causes the aggregate amount for all such final judgments or orders outstanding against all such Persons to exceed $5,000,000 (or its foreign currency equivalent) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

            (f) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i)  commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) admits in writing its inability to generally pay its debts as such debts become due;

or takes any comparable action under any foreign laws relating to insolvency;

            (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Significant Subsidiary in an involuntary case,

                  (ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property, or

                  (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws; and the order or decree remains unstayed and in effect for 60 days; and

            (h) except as permitted by this Indenture, the Trustee fails to have a first priority perfected security interest in the Collateral; and

            (i) the Company fails to observe or perform any covenant, condition or agreement in this Indenture or the Pledge Agreement and such failute continues for the period and after the notice specified below.

            The term "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            Any notice of Default given by the Trustee or Securityholders under this Section must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time or both would become an Event of Default under clause (c), (d), (e) or (g) hereof.

            Subject to the provisions of Section 6.1 and 6.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder.

SECTION 5.2  ACCELERATION.

            If an Event of Default (other than an Event of Default specified in clause (f) and (g) of Section 5.1 with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (f) or (g) of Section 5.1 with respect to the Company occurs, the principal of and interest on all the Securities shall IPSO
FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 5.3  OTHER REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 5.4  WAIVER OF PAST DEFAULTS.

            The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on any Security or (b) a Default in respect of a provision that under Section 8.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 5.5  CONTROL BY MAJORITY.

            The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or, subject to Section 6.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all risk, losses and expenses caused by taking or not taking such action. Subject to
Section 6.1, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Securityholders pursuant to this Indenture, unless such Securityholders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred in compliance with such request or direction.

SECTION 5.6  LIMITATION ON SUITS.

            A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

            (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders offer to the Trustee security reasonably satisfactory to it or indemnity against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (e) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Security-holder.

SECTION 5.7  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 5.8  COLLECTION SUIT BY TRUSTEE.

            If an Event of Default specified in Section 5.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 6.7.

SECTION 5.9  TRUSTEE MAY FILE PROOFS OF CLAIM.

            The Trustee may file such proofs of claim and other papers or documents and take such other actions including participating as a member or otherwise in any committees of creditors appointed in the matter as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the amounts provided in Section 6.7) and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the

Trustee under Section 6.7. To the extent that the payment of any such amount due to the Trustee under Section 6.7 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 5.10  PRIORITIES.

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee for amounts due under Section 6.7;

            Second: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

            Third: to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall give written notice to each Securityholder and the Trustee of the record date, the payment date and amount to be paid.

SECTION 5.11  UNDERTAKING FOR COSTS.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7, or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 5.12  WAIVER OF STAY OR EXTENSION LAWS.

            The Company shall not at any time insist upon, or plead, or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                             ARTICLE VI

                               TRUSTEE

SECTION 6.1  DUTIES OF TRUSTEE.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Pledge Agreement, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

            (b)  Except during the continuance of an Event of Default:

                  (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture or the Pledge Agreement against the Trustee.

                  (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Pledge Agreement. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Pledge Agreement.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)  This paragraph does not limit the effect of paragraph
      (b) of this Section.

                  (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.2, 5.4 or 5.5.

                  (iv) No provision of this Indenture and the Pledge Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

            (d) Every provision of this Indenture and the Pledge Agreement that in any way relates to the Trustee is subject to paragraphs (a), (b) and
(c) of this Section.

            (e) The Trustee, in its capacity as Trustee and Registrar and Paying Agent, shall not be liable to the Company, the Securityholders or any other Person for interest on any money received by it, including, but not limited to, money with respect to principal of or interest on the Securities, except as the Trustee may agree with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 6.2  RIGHTS OF TRUSTEE.

            (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

            (e) The Trustee may consult with counsel, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice of such counsel.

            (f) The Trustee shall not be obligated to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or any other paper or document.

SECTION 6.3  INDIVIDUAL RIGHTS OF TRUSTEE.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate


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

with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 6.10 and 6.11.

SECTION 6.4  TRUSTEE'S DISCLAIMER.

            The Trustee makes no representation as to the validity or adequacy of this Indenture, the Pledge Agreement or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

SECTION 6.5  NOTICE OF DEFAULTS.

            If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days of such occurrence. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 6.6  REPORTS BY TRUSTEE TO HOLDERS.

            Within 60 days after the reporting date stated in Section 11.10, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a) if required by that Section. The Trustee also shall comply with TIA Section 313(b)(2).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

SECTION 6.7  COMPENSATION AND INDEMNITY.

            The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The


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

Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability and expenses including reasonable attorneys' fees, disbursements and expenses, incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the Pledge Agreement including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and thereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

            The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The Company's obligations under this Section 6.7 and any Lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VII of this Indenture or the termination of this Indenture or the Pledge Agreement.


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

SECTION 6.8  REPLACEMENT OF TRUSTEE.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may, by written notice to the Trustee, remove the Trustee by so notifying the Trustee and the Company. The Company, by notice to the Trustee, shall remove the Trustee if:

            (a)  the Trustee fails to comply with Section 6.10;

            (b)  the Trustee is adjudged a bankrupt or an insolvent;

            (c) a receiver or public officer takes charge of the Trustee or its property; or

            (d)  the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Pledge Agreement. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 6.7.

SECTION 6.9  SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 6.10  ELIGIBILITY; DISQUALIFICATION.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second-to-last paragraph of TIA Section 310(b).

SECTION 6.11  PREFERENTIAL COLLECTION OF CLAIMS
                AGAINST COMPANY.

            The Trustee shall comply with TIA Section 311(a), except with respect to any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA Section 311(a) to the extent indicated.


                             ARTICLE VII

               SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 7.1  DISCHARGE OF LIABILITY ON SECURITIES;
               DEFEASANCE.

            If (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee as trust funds solely for the benefit of the Holders for that purpose funds sufficient to pay at maturity the principal of and all accrued interest on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then, subject to Sections 7.2 and 7.7, this Indenture shall cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

SECTION 7.2  TERMINATION OF COMPANY'S OBLIGATIONS.

            Except as otherwise provided in this Section 7.2, the Company may terminate its obligations under the Securities and this Indenture if:

            (i) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company irrevocably deposits in trust with the Trustee or Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of such interest, to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Default shall have occurred and be continuing on the date of such deposit, (iv) such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; PROVIDED that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Securities.

            With respect to the foregoing, the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 3.1, 3.2, 6.7, 6.8, 7.5 and 7.6
shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 6.7, 6.8 and 7.6 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 7.3  DEFEASANCE AND DISCHARGE OF INDENTURE.

            The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities on the 123rd day after the date of the deposit referred to in clause (i) hereof, and the provisions of this Indenture will no longer be in effect with respect to the Securities, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (a) rights of registration of transfer and exchange, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (c) rights of Holders to receive payments of principal thereof and interest thereon, (d) the Company's obligations under
Section 3.2, (e) the rights, obligations and immunities of the Trustee hereunder and (f) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; PROVIDED that the following conditions shall have been satisfied:

                  (i) with reference to this Section 7.3, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirement of Section 6.10) or Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, in and to, (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other fees, charges and assessments in respect thereof payable by the Trustee or Paying Agent, the principal of and interest on the outstanding Securities when due; PROVIDED that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Securities;

                  (ii) such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

                  (iii) no Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                  (iv) the Company shall have delivered to the Trustee (A) either (1) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gains or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 7.3 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (2) an Opinion of Counsel (who must not be an employee of the Company) to the same effect as the ruling described in clause (1) accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (B) an Opinion of Counsel to the effect that (1) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (2) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of Title 11 of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (x) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (y) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (I) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and
      (II) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; and

                  (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.3 have been complied with.

            Notwithstanding the foregoing clause (i), prior to the end of the 123-day period referred to in clause (iv)(B)(2) above, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 7.3, the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 3.1, 3.2, 6.7,
6.8, 7.6 and 7.7 shall survive until the securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 6.7, 7.6 and 7.7 shall survive. If and when a ruling from the Internal Revenue Service or Opinion of Counsel referred to in clause (iv)(A) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 3.1, then the Company's obligations under such Section 3.1 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.3.

            After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

SECTION 7.4       DEFEASANCE OF CERTAIN OBLIGATIONS.

            The Company may omit to comply with any term, provision or condition set forth in clauses (d), (e) and (f) of Section 4.1 and Sections
3.3 through 3.19, and clause (c) of Section 5.1 with respect to clauses (d),
(e) and (f) of Section 4.1 and Sections 3.3 through 3.19, and clauses (d) and
(e) of Section 5.1 shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities if:

                  (i) with reference to this Section 7.4, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.10) or Paying Agent (other than the Company or a Subsidiary or Affiliate of the Company) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, in and to, (A) money in an amount, (B) U.S. Government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other fees, charges and assessments in respect thereof payable by the Trustee or Paying Agent, the principal of and interest on the outstanding Securities when due; PROVIDED that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Securities;

                  (ii) such deposit will not result in or constitute a Default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

                  (iii) no Default shall have occurred and be continuing on the date of such deposit;

                  (iv) the Company has delivered to the Trustee an Opinion of Counsel who is not employed by the Company to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; and

                  (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.04 have been complied with.

SECTION 7.5       APPLICATION OF TRUST MONEY.

            Subject to Section 7.7 of this Indenture, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.2, 7.3 or 7.4 of this Indenture, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest such money or U.S. Government Obligations except as it may agree with the Company.

SECTION 7.6       REPAYMENT TO COMPANY.

            Subject to Sections 6.7, 7.2, 7.3 and 7.4 of this Indenture, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; PROVIDED, HOWEVER, that the Company shall, if requested by the Trustee or the Paying Agent, give the Trustee or such Paying Agent indemnification reasonably satisfactory to it against any and all liability which may be incurred by it by reason of such payment; and PROVIDED, FURTHER, that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address as set forth in the Security Register notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 7.7       REINSTATEMENT.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 7.2, 7.3 or 7.4 of this Indenture, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.2, 7.3 or
7.4 of this Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.2, 7.3 or 7.4 of this Indenture, as the case may be; PROVIDED that, if the Company has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                            ARTICLE VIII

                     AMENDMENTS AND SUPPLEMENTS

SECTION 8.1  WITHOUT CONSENT OF HOLDERS.

            The Company and the Trustee may amend or supplement this Indenture, the Pledge Agreement or the Securities without notice to or the consent of any Securityholder:

            (a)  to cure any ambiguity, omission, defect or inconsistency;

            (b)  to comply with Article IV;

            (c) to provide for uncertificated Securities in addition to certificated Securities; PROVIDED, HOWEVER, that the uncertificated
Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (d) to add additional guarantees with respect to the Securities or to secure the Securities;

            (e) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (f) to comply with the requirements of the SEC in connection with qualification of the Indenture under the TIA;

            (g) to make any change that does not adversely affect the rights of any Securityholder; or

            (h) to provide for certain amendments to the Pledge Agreement expressly called for therein and to add Collateral thereto;

            After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 8.2  WITH CONSENT OF HOLDERS.

            The Company and the Trustee may amend or supplement this Indenture, the Pledge Agreement or the Securities with the written consent of the Holders of a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment or supplement under this Section may not:

           (a) reduce the amount of Securities the Holders of which must consent to an amendment or supplement;

            (b) reduce the rate of or change the time for payment of interest on any Security;

            (c) reduce the principal of or change the Stated Maturity of any Security;

            (d) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed in accordance with Article IX;

            (e) make any Security payable in currency or consideration other than that stated in the Security;

            (f)  make any change in Section 5.4, 5.7 or 8.2 (second sentence);
or

            (g) directly or indirectly release Liens on all or substantially all of the Collateral.

            It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 8.3  COMPLIANCE WITH TRUST INDENTURE ACT.

            Every amendment or supplement to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 8.4  REVOCATION AND EFFECT OF CONSENTS.

            Until an amendment or supplement under this Article or a waiver under Article VI becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

            After an amendment or supplement becomes effective, it shall bind every Securityholder.

SECTION 8.5  NOTATION ON OR EXCHANGE OF SECURITIES.

            If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 8.6  TRUSTEE TO SIGN AMENDMENTS.

            The Trustee shall sign any supplemental indenture which sets forth an amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture.

SECTION 8.7  FIXING OF RECORD DATES.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to take any action under this Indenture by vote or consent. Except as provided herein, such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 2.5 prior to such solicitation. If a record date is fixed, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date; PROVIDED, HOWEVER, that unless such vote or consent is obtained from the Holders (or their duly designated proxies) of the requisite principal amount of outstanding Securities prior to the date which is the 120th day after such record date, any such vote or consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.


                             ARTICLE IX

                             REDEMPTION

SECTION 9.1  NOTICES TO TRUSTEE.

            If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities it shall notify the Trustee of the redemption date and the principal amount (not including any premium in respect thereof) of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

            The Company shall give the notices provided for in this Section at least 40 days before the redemption date (unless a shorter period shall be satisfactory to the Trustee). Such notice shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

SECTION 9.2  SELECTION OF SECURITIES TO BE REDEEMED.

            If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers, in its sole discretion, fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection not more than 75 days before the redemption date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000 in original principal amount at maturity. Securities and portions of them selected by the Trustee shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 9.3  NOTICE OF REDEMPTION.

            At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed at the address set forth for such Holder on the register referred to in Section 2.3.

            The notice shall identify the Securities to be redeemed and shall state:

            (a)  the redemption date;

            (b)  the redemption price;

            (c)  the name and address of the Paying Agent;

            (d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (e) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

            (f) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date; and

            (g) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Company's written request, made at least 45 days before a redemption date, unless a shorter period shall be satisfactory to the Trustee, the Trustee shall give the notice of redemption provided for in this Section in the Company's name and at its expense.

SECTION 9.4  EFFECT OF NOTICE OF REDEMPTION.

            Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date.

SECTION 9.5  DEPOSIT OF REDEMPTION PRICE.

            Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 9.6  SECURITIES REDEEMED IN PART.

            Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


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

                              ARTICLE X

                  SECURITY AND PLEDGE OF COLLATERAL

SECTION 10.1  COLLATERAL DOCUMENTS.

            The due and punctual payment of the principal of, premium, if any, and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest (to the extent permitted by law), if any, on the Securities and performance of all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder and thereunder, shall be secured as provided in the Pledge Agreement. Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its Obligations and exercise its rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Pledge Agreement, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of the Company under this Indenture and the Securities, valid and enforceable, perfected (except as expressly provided therein), Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons, and subject to no other Liens, other than as provided herein and therein.

SECTION 10.2      RECORDING AND OPINIONS.

            The Company shall furnish to the Trustee within 5 days after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, the Pledge Agreement, financing statements or other instruments necessary to make effective the Lien intended to be created by the Pledge Agreement, and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

SECTION 10.3  REMEDIES UPON AN EVENT OF DEFAULT.

            (a) Upon the occurrence of an Event of Default, then or at any time during the continuance of such occurrence, the Trustee is hereby authorized and empowered, at its election, in accordance with its rights hereunder and under the Pledge Agreement (i) to transfer and register in its or its nominee's name the whole or any part of the Collateral, (ii) to exercise all voting rights with respect thereto, (iii) to demand, sue for, collect, receive and give acquittance for any and all cash dividends or other distributions or monies due or to become due upon or by virtue thereof, and to settle, prosecute or defend any action or proceeding with respect thereto,
(iv) to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral, (v) to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of different denominations, (vi) to sell in one or more sales the whole or any part of the Collateral or otherwise to transfer or assign the same, applying the proceeds therefrom to the payment of the Securities in accordance with Section 5.10, and (vii) otherwise to act with respect to the Collateral or the proceeds thereof as though the Trustee were the outright owner thereof.

SECTION 10.4.  RELEASE OF THE COLLATERAL

            (a) As long as no Event of Default shall have occurred and be continuing, at the sole cost and expense of the Company, the Company shall be entitled at any time and from time to time to request the Trustee to release a portion of the Collateral and the Trustee shall release such portion of the Collateral upon:

                  (i) payment in full of all obligations under this Indenture and the termination thereof; or

                  (ii) the sale or other disposition of the Collateral (the "Collateral Sale") if (A) the Company or a Subsidiary receives consideration at the time of the Collateral Sale at least equal to the fair market value, as determined in good faith by the Board of Directors, of the Collateral subject to the sale or disposition, (B) at least 80% of the consideration thereof received by the Company or a Subsidiary is in the form of Additional Assets or cash or cash equivalents which cash equivalents are promptly converted into cash by the Company (or a Subsidiary, as the case may be), (C) an amount equal to 100% of the Net Available Cash is immediately deposited in the Collateral Account to be used in accordance with Section 10.4(b), (D) the non-cash proceeds from such Collateral Sale (including securities or other Additional Assets) received by the Company or a Subsidiary immediately become subject to a first priority perfected Lien in favor of the Trustee, and (E) the Company (or a Subsidiary, as the case may be) complies with all the requirements of Section 10.6,

PROVIDED, that the Trustee shall not release any Lien on any Collateral pursuant to this Section 10.5 unless and until it shall have received from the Company an Officers' Certificate certifying that all conditions precedent hereunder have been met and such other documents required by Section 10.7 hereof. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture.

            (b) Within three hundred and sixty (360) days (such 360 days being the "Collateral Application Period") following the sale or disposition of the Collateral, the Company or such Subsidiary shall apply the Net Available Cash from such Collateral Sale as follows: (i) FIRST, to the extent the Company or the Subsidiary elects, to reinvest in Additional Assets, provided, however, that, when acquired, such Additional Assets are subject to a first priority perfected Lien in favor of the Trustee; (ii) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (i), and to the extent the Company or such Subsidiary elects, to make an offer to purchase the Securities at not less than 100% of their Accreted Value, plus accrued interest (if any) pursuant to and subject to the conditions of Section 10.5(a); and (iii)
THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (i) and (ii), and to the extent the Company or such Subsidiary elects, to acquire or form a Subsidiary which, when acquired or formed, the Capital Stock of such Subsidiary shall be subject to a first priority perfected Lien in favor of the Trustee. To the extent that any Net Available Cash remains after the application of the Net Available Cash in accordance with the previous sentence, such Net Available Cash will remain in the Collateral Account and will not be released until the obligations of the Company under this Indenture and the Securities have been discharged.

SECTION 10.5.  PURCHASE OF SECURITIES WITH NET AVAILABLE CASH.

            (a)  In the event of a purchase of Securities pursuant to clause
(ii) of Section 10.4(b), the Company will purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Collateral Sale Offer") at a purchase price of not less than 100% of their Accreted Value plus accrued interest to the Collateral Sale Purchase Date in accordance with the procedures (including prorationing in the event of oversubscription) set forth below. If the aggregate purchase price of Securities tendered pursuant to the Collateral Sale Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with Section 10.4(b).

            (b) Promptly, and in any event prior to the 360th day after the later of the date of each Collateral Sale as to which the Company makes a Collateral Sale Offer or the receipt of Net Available Cash therefrom, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Collateral Sale Offer is oversubscribed) in integral multiples of $1,000 of principal amount at maturity, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days, nor more than 60 days, after the date of such notice (the "Collateral Sale Purchase Date") and shall contain the information required in a notice for a Change of Control Offer as described in Section 3.8, to the extent applicable.

            (c) Not later than the date upon which written notice of a Collateral Sale Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Collateral Sale Offer (the "Collateral Sale Offer Amount"), (ii) the allocation of the Net Available Cash from the Collateral Sale pursuant to which such Collateral Sale Offer is being made and (iii) the compliance of such allocation with Section 10.4(a). On such date, the Trustee shall also deposit with a Paying Agent other than the Company or a Subsidiary or an Affiliate of the Company funds in an amount equal to the Collateral Sale Offer Amount to be held for payment in accordance with the provisions of Section
10.4. Upon the expiration of the period for which the Collateral Sale Offer remains open (the "Collateral Offer Period"), the Company shall deliver, or cause to be delivered, to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Paying Agent shall, on the Collateral Sale Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered, or caused to be delivered, by the Company to the Trustee is less than the Collateral Sale Offer Amount, the Paying Agent shall deliver the excess to the Trustee immediately after the expiration of the Collateral Offer Period and the Trustee shall place such funds in the Collateral Account.

            (d) Holders electing to have a Security purchased will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security duly completed, to the Compa-ny or the Paying Agent, as specified in, and at the address specified in, the notice at least ten Business Days prior to the Collateral Sale Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Paying Agent receives, not later than three Business Days prior to the Collateral Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Collateral Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Collateral Sale Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

            (e) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Paying Agent, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to clause (ii) of Section 10.4(b). To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 10.6.  CERTIFICATES OF COMPANY.

            (a) The Company will furnish to the Trustee prior to each proposed release of Collateral pursuant to Section 10.4 all documents required by Sections 314(c) and 314(d) of the TIA. The Trustee may, to the extent permitted by Sections 6.1 and 6.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by Sections 314(c) and 314(d) of the TIA may be made by an Officer of the Company, except in cases where TIA Sections 314(c) and 314(d) require that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of Sections 314(c) and 314(d) of the TIA.

SECTION 10.7      AUTHORIZATION OF ACTIONS TO BE TAKEN UNDER THE PLEDGE
AGREEMENT

            The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions its deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

                             ARTICLE XI

                            MISCELLANEOUS

SECTION 11.1  TRUST INDENTURE ACT CONTROLS.

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of TIA Sections 310 to 317, inclusive, through operation of TIA Section 318(c), such imposed duties shall control.

SECTION 11.2  NOTICES.

            Any notice or communication shall be in writing and delivered in person, or mailed by first-class mail (certified, return receipt requested), addressed as follows:

            if to the Company:

            Empire Gas Corporation
            1700 South Jefferson Street
            P.O. Box 303
            Lebanon, Missouri 65536
            Attention:  Secretary

            if to the Trustee:

            Shawmut Bank Connecticut,
            National Association
            777 Main Street - MSNZ38
            Hartford, Connecticut 06115
            Attention:  Corporate Trust Department

            The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication to a Securityholder shall be mailed by first-class mail to the Securityholder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3      COMMUNICATION BY HOLDERS WITH OTHER
                  HOLDERS.

            Securityholders may communicate pursuant to TIA Section312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section312(c).

SECTION 11.4      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel (which may rely upon an Officers' Certificate as to factual matters), all such conditions precedent have been complied with.

SECTION 11.5  STATEMENTS REQUIRED IN CERTIFICATE OR
              OPINION.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture other than certificates provided pursuant to Section 3.9 shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 11.6  RULES BY TRUSTEE AND AGENTS.

            The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7  LEGAL HOLIDAYS.

            A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State in which the office of the Paying Agent is located. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the regular record date shall not be affected.

SECTION 11.8  SUCCESSORS; NO RECOURSE AGAINST OTHERS.

            (a) All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

            (b) All liability of the Company described in the Securities insofar as it relates to any director, officer, employee or stockholder, as such, of the Company is waived and released by each Securityholder.

SECTION 11.9  DUPLICATE ORIGINALS.

            The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 11.10  OTHER PROVISIONS.

            The first certificate pursuant to Section 3.9 shall be for the fiscal year ending on June 30, 1994. The reporting date for Section 6.6 is _______ of each year. The first reporting date is _________.

SECTION 11.11  GOVERNING LAW.

            The laws of the State of New York govern this Indenture and the Securities, without regard to the conflicts of laws rules thereof.

                              SIGNATURES

Dated:                 , 199_

                                        EMPIRE GAS CORPORATION


                                        By_______________________
                                          Name:
                                          Title:

Attest:                                 By_______________________
                                          Name:
                                          Title:
_________________________




                                        SHAWMUT BANK CONNECTICUT,
                                          NATIONAL ASSOCIATION, as Trustee


                                        By_______________________
                                          Name:
                                          Title:

[SEAL]

Attest:


_________________________
   Assistant Secretary

                                                                       EXHIBIT A


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                           (Form of Face of Security)

            Unless this certificate is presented by an authorized representative of The Depositary Trust Company, a New York corporatio ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.


                             EMPIRE GAS CORPORATION
                        __% SENIOR SECURED NOTE DUE 2004

No.                                                                    $

            Empire Gas Corporation, a Missouri corporation, promises to pay to
, or registered assigns, the principal sum of          Dollars on        ,
2004.

                             Interest Payment Dates:
                                  Record Dates:

            Additional provisions of this Security are set forth on the reverse hereof.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:

                                        EMPIRE GAS CORPORATION

                                        By____________________________________
                                          Name:
                                          Title:

                                        By____________________________________
                                          Name:
                                          Title:

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION:

           , as Trustee,
certifies that this is one
of the Securities referred
to in the Indenture.                               (SEAL)

By: _________________________
        Authorized Signature

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           (Form of Back of Security)

                             EMPIRE GAS CORPORATION
                        __% SENIOR SECURED NOTE DUE 2004


            (1) INTEREST. Empire Gas Acquisition Corporation, a Missouri corporation (such corporation, and its successors and assigns under the Indenture referred to below, being herein called the "Company"), promises to pay interest on the Accreted Value of this Security at the rate of this Note on [ ]% per annum until [ ], 1999 and at the rate of [ ]% per annum
from and including [        ], 1999 until maturity.

            Interest will be payable semiannually (to the holders of record of
the Securities at the close of business on the [     ] or [     ]
immediately preceding the Interest Payment Date) on each Interest Payment
Date, commencing [           ], 1994.

            Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from
[         ], 1994; PROVIDED that, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

            (2) METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date next preceding the interest payment date even though Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

            (3) PAYING AGENT, REGISTRAR. Initially, Shawmut Bank Connecticut, N.A., a Connecticut banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar or co-registrar.

            (4)  INDENTURE.  The Company issued the Securities under an
Indenture dated as of                , 1994 (the "Indenture") between the
Company and the Trustee.  The Securities are general obligations of the
Company limited to $         in aggregate principal amount at maturity.  The
Securities are secured by obligations of the Company. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). Capitalized terms used herein but not defined herein are used as defined in the Indenture, and references to the principal amount of any Security refer to the accreted value of such Security as determined pursuant to the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms.

            (5) OPTIONAL REDEMPTION. Except as set forth in the following paragraph, the Company may not redeem the Securities prior to _____. 1999. On and after such date, the Company may redeem the Securities at any time as a whole, or from time to time in part, at the following redemption prices (expressed in percentages of Accreted Value), plus accrued interest to the redemption date, if redeemed during the 12-month period beginning _____,

            Year                              %
            ----                              -
            1999  . . . . . . . . . .
            2000  . . . . . . . . . .
            2001, and thereafter  . .

            The Company may redeem up to $           principal amount at
maturity of Securities with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at any time in whole or from time to time in part, at a price (expressed as a percentage of Accreted

Value), plus accrued interest to the redemption date, of     % if redeemed at
any time prior to             , 1997.

            (6) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at the address set forth for such Holder on the register referred to in Section 2.3 of the Indenture. Unless the Company shall default in payment of the redemption price plus accrued interest, on and after the redemption date interest ceases to accrue on such Securities or portions of them called for redemption. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

            (7) DENOMINATIONS; TRANSFER; EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 in face amount and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption (except, in the case of a Security to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed, or 15 days before an interest payment date.

            (8) PUT PROVISIONS. Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 10_% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

            (9) DEFEASANCE. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

            (10) SECURITY. As provided in the Indenture and the Pledge Agreement, and subject to certain limitations set forth therein, the Obligations of the Company under the Indenture and the Pledge Agreement are secured by the Collateral as provided in the Indenture and the Pledge Agreement. Each Holder, by accepting a Security, agrees to be bound by all terms and provisions of the Pledge Agreement, as the same may be amended from time to time. The Liens created under the Indenture and the Pledge Agreement shall be released upon the terms and subject to the conditions set forth in the Indenture and Pledge Agreement.

            (11) PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes, except that interest (other than defaulted interest) will be paid to the person that was the registered Holder on the relevant record date for such payment of interest.

            (12)  AMENDMENTS AND WAIVERS.  Subject to certain exceptions,
(i) the Indenture or the Securities may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Securities; and (ii) any existing default may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for assumption of Company obligations to Securityholders or to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for guarantees with respect to, or security for, the Securities, or to comply with the TIA or to add additional covenants or surrender Company rights, to make certain amendments to the Pledge Agreement called for therein to add Collateralor to make any change that does not adversely affect the Rights of any Securityholder.

            (13) REMEDIES. If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require an indemnity before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

            (14) TRUSTEE DEALINGS WITH COMPANY. Subject to the provisions of the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee. The Trustee will initially be Shawmut Bank Connecticut, National Association.

            (15) NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

            (16) AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

            (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders.
No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE AND THE PLEDGE AGREEMENT, WHICH INDENTURE HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: SECRETARY, EMPIRE GAS CORPORATION, 1700 SOUTH JEFFERSON STREET, P.O. BOX 303, LEBANON, MISSOURI, 65536 ATTENTION: SECRETARY.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:
   I or we assign and transfer this Security to


                  (Insert assignee's soc. sec or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint                    agent to transfer this Security on
the books of the Company.  The agent may substitute another to act for him.



Dated:_________________________          Signed:________________________________

                                         _______________________________________
                                         (Sign exactly as your name appears on
                                          the other side of this Security)

Signature Guarantee:____________________________________________________________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                     OPTION OF HOLDER TO ELECT PURCHASE FORM

      If you wish to elect to have this Security purchased by the Company pursuant to Section 3.8, 3.12 or 10.5 of the Indenture, check this box:
                                    / /
      If you wish to elect to have only part of this Security purchased by the Company pursuant to Section 3.8, 3.12 or 10.5 of the Indenture, state the amount: $

      *As set forth in the Indenture, any purchase pursuant to Section 3.12 is subject to proration in the event the offer is oversubscribed.

Dated:_________________________          Signed:________________________________

                                         _______________________________________
                                         (Sign exactly as your name appears on
                                          the other side of this Security)

Signature Guarantee:____________________________________________________________

                                                                       EXHIBIT B


                        FORM OF SUBORDINATION PROVISIONS

                       [THE TERM "SECURITIES" IN THIS FORM
                      REFERS TO THE SUBORDINATED SECURITIES
                        REFERRED TO IN THE DEFINITION OF
                  "REFINANCING INDEBTEDNESS" AND SECTION 3.3(b)
                     TO WHICH THESE PROVISIONS WOULD APPLY.]

                                   ARTICLE ___

                                  SUBORDINATION

SECTION 11.12     AGREEMENT TO SUBORDINATE.

      The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the matter provided herein, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 11.13     CERTAIN DEFINITIONS.

      "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

      "SENIOR DEBT" means (a) the principal of and accrued and unpaid interest (including interest accruing on or after filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) in respect of
(1) indebtedness (other than the Securities) of the Company for money borrowed, including, without limitation, the Senior Secured Notes Due 2004 of the Company, and for the reimbursement of amounts paid under letters of credit, (2) express written guarantees by the Company of indebtedness for money borrowed by any other Person, (3) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which the Company is responsible or liable, by guarantees or otherwise, (4) obligations of the Company under any agreement in respect of any interest rate or currency swap, interest rate cap, floor or collar, interest rate future, currency exchange or for-ward currency transaction, or any similar interest rate or currency hedging transaction, but only to the extent such obligations relate to other Senior Debt (exclusive of Senior Debt consisting of obligations referred to in this clause
(4)) and (5) obligations of the Company under any agreement to lease, or any lease of, any real or personal property which, in accordance with generally accepted accounting principles, is classified upon the Company's balance sheet as a liability, irrespective of whether in any case referred to in the foregoing
(1) through (5) such indebtedness, guarantee or obligation is outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed, and (b) modifications, renewals, extensions and refundings of any such indebtedness, guarantee or obligation; unless, in any case referred to in the foregoing clauses (a) and (b), in the instrument creating or evidencing the indebtedness, guarantee or obligation or pursuant to which the same is outstanding, it is provide that such indebtedness, guarantee or obligation, or such modification, renewal, extension or refunding thereof, is not superior in right of payment to the Securities; PROVIDED, HOWEVER, that Senior Debt shall not be deemed to include (i) any obligation of the Company to any Subsidiary and
(ii) any other indebtedness, guarantee or obligation of the Company of the type set forth in clauses (a) or (b) above which is subordinate or junior in ranking in any respect to any other indebtedness, guarantee or obligation of the Company.

SECTION 11.14     LIQUIDATION, DISSOLUTION, BANKRUPTCY.

      Upon any payment or distribution of assets of the Company to creditors upon a liquidation or total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

            (1) holders of Senior Debt shall be entitled to receive payment in full of the Senior Debt before Securityholders shall be entitled to received any payment of principal of, or interest on, the Securities; and

            (2) until Senior Debt shall received payment in full, any distribution to which Securityholders would be entitled but for this Article shall be made to holders of Senior Debt as their interests may appear, except that Securityholders may receive securities that are subordinated to Senior Debt to at least the same extent as the Securities.

For purposes of this Section "payment in full", as used with respect to Senior Debt, means the receipt of cash or securities (taken at their fair value at the time of receipt, determined as hereinafter provided) equal to the principal of and interest on the Senior Debt to the date of payment. "Fair value" means (i) if the securities are quoted on a nationally recognized securities exchange, the closing price on the day such securities are received or, if there are no sales reported on that day, the reported closing bid price on that day, and (ii) if the securities are not so quoted, a price determined by a nationally recognized investment banking house selected by the Trustee or the Holders of a majority in principal amount of the Securities and the Representative or the holders of Senior Debt receiving such securities, such price to be determined as of the date of receipt of such securities by the holders of Senior Debt.

SECTION 11.15     DEFAULT ON SENIOR DEBT.

      (a) The Company may not pay principal of or interest on the Securities and may not (and may not permit any Subsidiary to) acquire any Securities for cash or property, other than capital stock of the Company, if:

            (i) a default in the payment of any principal of or interest on any Senior Debt occurs and is continuing, whether at maturity or at a date fixed for redemption or by declaration or otherwise; or

            (ii)  a default on Senior Debt (other than as described in clause
      (a)(i) of this Section) occurs and is continuing that permits holders of such Senior Debt to accelerate its maturity, and the default is the subject of judicial proceedings or the Company receives a notice of the default from a Person who may give it pursuant to Section .12 (if the Company receives any such notice, a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Debt shall not be effective for purposes of this Section).

      (b) The Company may resume payment on the Securities and the Company or a Subsidiary may acquire them when:

            (i)  the default is cured or waived, or

            (ii) in the case of clause (a)(ii) of this Section, 180 days pass after the notice is given if the default is not the subject of judicial proceedings,

if this Article otherwise permits the payment or acquisition at that time.

SECTION 11.16     ACCELERATION OF SECURITIES.

      If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify holders of Senior Debt and their Representative of the acceleration. The Company may not pay principal of or interest on the Securities until after 180 days following the acceleration and only if this Article permits the payment at that time.

SECTION 11.17     WHEN PAYMENT OR DISTRIBUTION MUST BE PAID OVER.

      If a payment or distribution is made to Securityholders that because of this Article should not have been made to them, the Securityholders who receive the payment or distribution shall hold it in trust for holders of Senior Debt and pay it over to them or their Representative, if any, as their interests may appear promptly after receipt thereof.

SECTION 11.18     NOTICE BY COMPANY.

      The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of or interest on the Securities to violate this Article.

SECTION 11.19     SUBROGATION.

      After all Senior Debt is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Debt.

SECTION 11.20     RELATIVE RIGHTS.

      This Article defines the relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture shall:

      (a) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

      (b) affect the relative rights of Securityholders and creditors of the Company other than holders of Senior Debt; or

      (c) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distribution otherwise payable to Securityholders.

SECTION 11.21     SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

      No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 11.22     DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

      Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

SECTION 11.23     RIGHTS OF TRUSTEE AND PAYING AGENT.

      The Trustee or Paying Agent may continue to make payments on the Securities until it receives notice of facts that would cause a payment of principal of or interest on the Securities to violate this Article. The Company, the Registrar, the Paying Agent, a Representative or a holder of an issue of Senior Debt that has no Representative may give the notice.

      The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with the like rights.

SECTION 11.24     TRUSTEE AND SECURITYHOLDERS ENTITLED TO RELY.

      In connection with any payment or distribution pursuant to this Article, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section .03 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Securityholders or (iii) upon the Representative, if any, of the holders of Senior Debt for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payment thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.25     ARTICLE [    ] NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT
                  RIGHT TO ACCELERATE.

      The failure to make a payment pursuant to the Securities by reason of any provision in this Article shall not be construed as preventing the occurrence of a Default or an Event of Default. Nothing in this Article shall have any effect on the right of the Securityholders to accelerate the maturity of the Securities.

SECTION 11.26     TRUSTEE TO EFFECTUATE SUBORDINATION.

      Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 11.27     TRUSTEE NOT CHARGED WITH KNOWLEDGE OF PROHIBITION.

      Notwithstanding the provisions of this Article or any other provision of this Indenture, but subject to the provisions under "Duties of Trustee" and "Rights of Trustee", the Trustee and any Paying Agent shall not be charged with knowledge of the existence of any Senior Debt, or of any default in the payment of the principal of, or interest on, any Senior Debt, or of any facts which would prohibit the making of any payment of money to or by the Trustee or any such Paying Agent, unless and until the Trustee or such Paying Agent shall have received at least three business days prior to the date set for payment under the terms of this Indenture written notice thereof from the Company or a holder of any kind or category of any Senior Debt or the Representative or such holder; nor shall the Trustee or any such Paying Agent be charged with knowledge of the curing of any such default or of the elimination of the fact or condition preventing any such payment, unless and until the Trustee or such Paying Agent shall have received an Officers' Certificate to such effect. Nothing contained in this Section shall limit the rights of holders of Senior Debt to recover payments pursuant to Section .06.

SECTION 11.28     TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

      The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 11.29     ARTICLE APPLYING TO PAYING AGENTS.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

SECTION 11.30     RELIANCE BY HOLDERS OF SENIOR DEBT ON Subordination
                  Provisions.

      Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

SECTION 11.31     ENFORCEMENT BY HOLDERS OF SENIOR DEBT.

      Each Securityholder by accepting a Security appoints each holder of Senior Debt and each such holder's Representative as such Securityholder's agent and attorney-in-fact to make and enforce any matured claim of such Securityholder against the Company for payment on the Securities in the event that the Trustee or such Securityholder does not make and enforce such a claim within 60 days after receipt by the Trustee of a written demand for such enforcement made by a holder of Senior Debt or such holder's Representative. Each Securityholder authorizes such holder or Representative to take all action and to execute all documents on behalf of such Securityholder or the Trustee to make and enforce such a claim in such event.

                                                                       EXHIBIT C


                                PLEDGE AGREEMENT


          THIS PLEDGE AGREEMENT (as amended, amended and restated, supplemented or otherwise modified form time to time in accordance with the terms hereof, this "PLEDGE AGREEMENT") is made and entered into as of _________, 1994 by EMPIRE GAS CORPORATION, a Missouri corporation, (the "PLEDGOR"), in favor of SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not individually but in its capacity as trustee (the "TRUSTEE") for the holders (the "HOLDERS") of the Senior Secured Notes (as defined herein).

                                   WITNESSETH:

          WHEREAS, the Pledgor and the Trustee have entered into an indenture, dated as of _________, 1994 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SENIOR SECURED NOTE INDENTURE"),
pursuant to which the Pledgor is issuing on the date hereof $[   ],000,000 in
aggregate principal amount ($[   ] million initial accreted value) of its __%
Senior Secured Notes due 2004 (the "SENIOR SECURED NOTES");

          WHEREAS, the Pledgor is the legal and beneficial owner of the out-standing shares of common stock set forth on SCHEDULE I hereto (the "PLEDGED SHARES") of the subsidiaries listed on SCHEDULE I hereto (such subsidiaries, together with any present or future subsidiaries of the Pledgor, the "ISSUERS"); and

          WHEREAS, to secure its Obligations under the Senior Secured Note Indenture and the Senior Secured Notes (the "OBLIGATIONS"), the Pledgor has agreed to (i) pledge to the Trustee, for the Trustee's benefit and the equal and ratable benefit of the Holders, and grant to the Trustee for the Trustee's benefit and the equal and ratable benefit of the Holders, a security interest in the Collateral (as defined herein) and (ii) execute and deliver this Pledge Agreement in order to secure the payment and performance when due by the Pledgor of all such Obligations.

                                   AGREEMENT:

          NOW, THEREFORE, in consideration of the premises and in order to induce the Holders to purchase the Senior Secured Notes, the Pledgor hereby agrees with the Trustee, for the Trustee's benefit and the equal and ratable benefit of the Holders, as follows:

     SECTION 1.     DEFINITION.

          (a) Capitalized terms used and not otherwise defined herein, includ-ing, without limitation, the term "Event of Default," shall have the meanings given to such terms in the Senior Secured Note Indenture, and terms defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC") and not otherwise defined herein shall have the meanings ascribed thereto in the UCC.

          (b)  The following terms shall have the following meanings:

          "COLLATERAL" means, collectively.

               (i) the Pledged Shares and the certificates representing the Pledged Shares, the Relevant Records and all Proceeds, wherever located, whether now owned or existing or hereafter acquired or arising; and

               (ii) all additional shares of, all securities convertible into, and all warrants, options or other rights to purchase, stock of or other equity interests in, any of the Issuers from time to time acquired by the Pledgor in any manner, and the certificates representing any such additional shares (any such additional shares shall constitute part of the Pledged Shares under and as defined in this Pledge Agreement), and all Pro-ceeds of the foregoing.

          "LIEN NOTICE" means any financing statement, notice of lien, assign-ment or collateral assignment, security agreement, equipment mortgage, mortgage, deed of trust or similar notice or instrument filed or recorded in the public records which covers the Collateral or any portion thereof.

          "PLEDGE DOCUMENTS" means, collectively, this Pledge Agreement and each of the stock powers and other instruments and documents pertaining to the Collateral required to be delivered by the Pledgor pursuant to the terms hereof, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms hereof and of the Senior Secured
     Note Indenture.

          "PROCEEDS" shall have the meaning ascribed thereto in the UCC and shall include, without limitation, the following: (a) whatever is now or hereafter received by the Pledgor upon the sale, exchange, collection or other disposition of any Pledged Shares or any Relevant Records or any proceeds thereof, including, without limitation, (i) all dividends, cash, options, warrants, rights, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged Shares and (ii) all funds deposited in the Collater-al Account pursuant to the terms of the Senior Secured Note Indenture; (b) any property now or hereafter acquired by the Pledgor with any Proceeds; and (c) any payments under insurance or any indemnity, warranty or guaran-ty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

          "RELEVANT RECORDS" means, collectively, all certificates, instruments, account statements, books and other records of the Pledgor relating to the Collateral.

          "UCC COLLATERAL" means all Collateral in which a security interest or Lien can be perfected under the UCC.

     SECTION 2. PLEDGE. To secure the full and prompt payment and perfor-mance when due of the Obligations, the Pledgor hereby pledges to the Trustee for the Trustee's benefit and for the equal and ratable benefit of the Holders, and grants to the Trustee for the Trustee's benefit and the equal and ratable benefit of the Holders, a continuing first priority security interest in and Lien upon all of the Pledgor's right, title and interest in the Collateral.

     SECTION 3. DELIVERY OF COLLATERAL. All certificates or instruments representing or evidencing any of the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed, undated stock powers or other instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

     SECTION 4. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby repre-sents and warrants that:

          (a) DUE AUTHORIZATION. The execution, delivery and performance by the Pledgor of the Pledge Documents have been duly authorized by all necessary corporate action of the Pledgor, and each of the Pledge Documents has been duly executed and delivered by the Pledgor.

          (b) ENFORCEABILITY. Each of the Pledge Documents constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

          (c) NO VIOLATION; NO CONSENTS. The execution, delivery and perfor-mance of the Pledge Documents by the Pledgor will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that, with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a Lien on any properties of the Pledgor or any of its subsidiaries (except for the security interest created by this Pledge Agreement) or an acceleration of indebtedness pursuant to: (i) the Pledgor's or any of its subsidiaries' charter or by-laws, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Pledgor or any of its subsidiaries is party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to the Pledgor, any of its subsidiaries or any of their assets or properties, or (iv) any judgment, order or decree of any court or govern-mental agency or authority having jurisdiction over the Pledgor, any of its subsidiaries, or any of its or their respective assets or properties, which, in the case of clauses (ii) and (iii) only, could not reasonably be expected to have a material adverse effect on the business, condition (financial or other), results of operations or properties of the Pledgor and its subsidiaries, taken as a whole. No consent, approval, authoriza-tion or other action by, or order of, or filing, registration, qualifica-tion, license or permit of or with, any court or governmental agency, body or administrative agency is required either (i) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery and performance of the Pledge Documents by the Pledgor or (ii) for the exercise by the Trustee of the voting and other rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities). No consents or waivers from any other person or entity are required for the execution, delivery and performance by the Pledgor of the Pledge Documents other than such consents and waivers as have been ob-tained.

          (d) PLEDGED SHARES. The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

          (e) SECURITY INTEREST. The Pledgor is (or, to the extent Collateral is acquired after the date hereof, will be) the sole legal, record and beneficial owner of the Collateral. Upon delivery to the Trustee of the Collateral and (as to certain of the Relevant Records and Proceeds that are UCC Collateral) the filing of UCC financing statements, the pledge of the Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations for the benefit of the Trustee and the Holders, and enforceable as such against all creditors of the Pledgor and any persons or entities purporting to purchase any of the Col-lateral from the Pledgor other than as permitted by the Senior Secured Note Indenture. As of the date hereof, the Trustee's security interest in the Collateral is free and clear of any Lien or claims of any person or entity except for Liens permitted in the Senior Secured Note Indenture.

          (f) LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Pledgor, threatened by or against the Pledgor or against any of its properties or revenues with respect to any of the Pledge Documents or any of the transactions contemplated thereby.

          (g) CAPITAL STOCK. Pledged Shares constitute all of the authorized, issued and outstanding capital stock of the respective Issuer and Schedule I reflects all of the subsidiaries of Pledgor as of the date hereof.

          (h) NO PROHIBITION. The pledge of the Collateral pursuant to the Pledge Documents is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

          (i) ACCURACY OF INFORMATION. All information set forth herein relating to the Collateral is accurate and complete in all respects.

     SECTION 5.     VOTING RIGHTS; DIVIDENDS; ETC.

               (a) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Senior Secured Note Indenture; PROVIDED, HOWEVER, that the Pledgor shall not exercise or shall refrain from exercising any such right if such action would be inconsistent with or violate any provisions of any of the Pledge Documents or the Senior Secured Note Indenture.

               (b) So long as no Event of Default shall have occurred and be continuing, and subject to the other terms and conditions hereof, the Pledgor shall be entitled to receive, and to utilize free and clear of the Lien of this Pledge Agreement, all dividends and distributions paid from time to time in respect of the Pledged Shares as permitted by the Senior Secured Note Indenture other than dividends and distributions in the form of additional shares of capital stock of the respective Issuers which shall be Collateral pursuant to Section 6(h) hereof.

               (c) The Trustee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instru-ments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Sections 5(a) and (b) above.

               (d) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5(a) shall cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to exercise such voting and other consensual rights.

               (e) Upon the occurrence and during the continuance of an Event of Default, the Pledgor shall execute and deliver (or cause to be executed and delivered) to the Trustee all such proxies and other instruments as the Trustee may request for the purposes of enabling the Trustee to exercise the voting and other rights that it is entitled to exercise pursuant to
     Section 5(d) above.

               (f) All dividends or other distributions that are received by the Pledgor contrary to the provisions of this Section 5 shall be received in trust for the benefit of the Trustee and the Holders, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the

     Trustee as Collateral in the same form as so received (with any necessary endorsements).

     SECTION 6. COVENANTS. The Pledgor covenants and agrees with the Trustee and the Holders from and after the date of this Pledge Agreement until the Obligations have been paid in full:

               (a) LIEN NOTICES. The Pledgor will defend the Collateral against all Liens, claims and demands of all persons and entities at any time claiming any interest therein, and the Pledgor will not permit any Lien Notices with respect to the Collateral or any portion thereof to exist or be on file in any public office, except with respect to Permitted Liens and the Lien created hereby:

               (b) FURTHER ASSURANCES. Promptly upon request by the Trustee, the Pledgor will execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, assignments, instruments and other documents, all in form and substance satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions (including filing any Lien Notice covering Collateral or any portion thereof) that are necessary or, in the opinion of the Trustee, desirable to perfect, continue the perfection and priority of the Trustee's security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of their persons or entities (other than holders of Permitted Liens) or to effect the purposes of the Pledge Documents. The Pledgor also hereby authorizes the Trustee to file any financing or continuation statements with respect to the Collateral without the signature of the Pledgor to the extent permitted by applicable law.
     The Pledgor will pay all costs incurred in connection with any of the foregoing.

               (c) NO LIENS. Without the prior written consent of the Trustee, the Pledgor will not in any way hypothecate, create or permit to exist any Lien upon or with respect to any of the Collateral or any portion thereof.

               (d) DISPOSITION OF COLLATERAL. The Pledgor will not sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral, except as permitted by the Senior Secured Note Indenture. If the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Trustee shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition. In addition to its rights under Section 6(i) below, following such a sale, transfer, assignment, exchange or other disposition, the Trustee may elect to have the Pledgor transfer such proceeds to the Trustee in kind.

               (e) NO RESTRICTION ON SALES. Except as permitted by the Senior Secured Note Indenture, the Pledgor will not enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

               (f) RIGHTS OF TRUSTEE. Upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right at any time to make any payments and do any other acts the Trustee may deem necessary to protect its security interests in the Collateral, including, without limitation, the rights to pay, purchase, contest or compromise any Lien which, in the judgment of the Trustee, appears to be prior to or superior to the security interests granted hereunder, and challenge any action or proceeding purporting to affect its security interests in, and/or the value of, the Collateral. The Pledgor hereby agrees to reimburse the Trustee for all payments made and expenses incurred under the Pledge Documents including fees, expenses and disbursements of attorneys and paralegals (including, the allocated costs of inside counsel) acting for the Trustee, including any of the foregoing payments under or acts taken to perfect or protect its security interest in the Collateral, which amount shall be secured under the Pledge Documents, and agrees that it shall be bound by any payment made or act taken by the Trustee hereunder. The Trustee shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

               (g) NO MERGER. Except as permitted by the Senior Secured Note Indenture, the Pledgor agrees that it will not permit any Issuer to merge or consolidate, unless all outstanding capital stock of the surviving corporation is, upon such merger or consolidation, pledged hereunder to the Trustee.

               (h) ADDITIONAL SHARES. The Pledgor agrees that immediately upon becoming the beneficial owner of any additional shares of capital stock of any of the Issuers, it will pledge and deliver to the Trustee for its benefit and the ratable benefit of the Holders and grant to the Trustee for its benefit and the ratable benefit of the Holders, a continuing first priority security interest in such shares (as well as duly executed stock powers or other instruments of transfer or assignment in blank, all form and substance satisfactory to the Trustee). The Pledgor further agrees that it will promptly (and in any event within five Business Days after such acquisition) deliver to the Trustee a pledge amendment, duly executed by the Pledgor, in substantially the form of EXHIBIT A hereto (a "PLEDGE AMENDMENT"), with respect to the additional Collateral that is to be pledged pursuant to this Pledge Agreement. The Pledgor hereby authorizes the Trustee to attach each Pledge Amendment to this Pledge Agreement and agrees that any stock listed on any Pledge Amendment delivered to the Trustee shall for all purposes hereunder be considered Collateral.

               (i) TURNOVER OF CERTAIN PROCEEDS. In the event any letters of credit, chattel paper or negotiable documents, instruments or securities included in the Collateral come into the Pledgor's possession, whether upon consummation of an Asset Sale or otherwise, the Pledgor shall segregate such items from its other cash and assets, hold such items in trust for the Trustee, and shall promptly deliver the same to the Trustee with any necessary endorsements in favor of the Trustee. No sale of Collateral may be made in contravention of the terms of the Senior Secured Note Indenture and the cash proceeds of the sale of any Collateral shall be immediately remitted to the Trustee for deposit in the Collateral Account.

               (j) RECORDS. The Pledgor will keep and maintain at its own cost and expense complete Relevant Records in such form as is satisfactory to the Trustee.

               (k) ACCESS. The Trustee shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Pledgor relating to the Collateral, and the Trustee and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Pledgor agrees to render to the Trustee, at the Pledgor's cost and expense, such clerical and other assistance, at all times and in such manner as may be requested with regard thereto. The Trustee and its representatives shall at all times also have the right to enter, during normal business hours, into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

               (l) NOTICES OF LIENS. The Pledgor will advise the Trustee promptly, in reasonable detail, at the address set forth in SECTION 11.02 of the Senior Secured Note Indenture, of any Lien (other than Liens permitted in the Senior Secured Note Indenture) on, or claim asserted against, any of the Collateral.

               (m) TAXES. The Pledgor shall pay all taxes, assessments and levies as and to the extent required by SECTION 3.14 of the Senior Secured
     Note Indenture; PROVIDED that the Pledgor shall in any event pay such taxes, assessments or levies not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to any Collateral entered or filed against the Pledgor as a result of the failure to make such payment.

     SECTION 7. SUBSEQUENT CHANGES AFFECTING COLLATERAL. The Pledgor represents to the Trustee and the Holders that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to sub-scribe, payment of dividends, payments of interest and/or principal, reorganiza-tion or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Trustee and the Holders shall have no responsibility or liabili-ty for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Except as permitted by the Senior Secured Note Indenture, the Pledgor covenants that it will not, without the prior written consent of the Trustee, vote to enable, or take any other action to permit, any Issuer to issue any capital stock or other securities or to sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or create or permit to exist any Lien upon or with respect to any of the Collateral, except for the security interests granted under the Pledge Documents.

     SECTION 8.     REMEDIES UPON DEFAULT.

               (a) If any Event of Default shall have occurred and be continu-ing, the Trustee and the Holders shall have, in addition to all other rights given by law or by the Pledge Documents or the Senior Secured Note Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the applicable UCC in effect at that time. The Trustee may, without notice and at its option, transfer or register, and the Pledgor shall register or cause to be registered upon request therefor by the Trustee, the Collateral or any part thereof on the books of the Issuers or Obligors thereof into the name of the Trustee or the Trustee's nominee(s). In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reason-able commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 10(a) herein, at least thirty (30) days before the time of the sale or disposition. The Trustee or any Holder may, in its own name or in te name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

               (b) If the Trustee shall determine to exercise its right to sell any or all of the Pledged Shares pursuant to Section 8(a) above, and if in the opinion of counsel for the Trustee it is necessary, or if in the opinion of the Trustee it is advisable, to have the Pledged Shares or that portion thereof to be sold, registered under the provisions of the Securi-ties Act of 1933, as amended (the "SECURITIES ACT"), the Pledgor will cause the Issuer to (i) execute and deliver, and cause its directors and officers to execute and deliver, all at the Pledgor's own expense, all such instru-ments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Trustee, advisable to register such Pledged Shares under the provisions of the Securities Act,

     (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for period of 180 days from the date of the first public offering of such Pledged Shares or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus that, in the opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to use its best efforts to cause the applicable Issuer to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction that the Trustee shall designate for the sale of the Pledged Shares and to make available to the Issuer's security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder. The Pledgor will cause the Issuer to furnish to the Trustee such number of copies as the Trustee may reason-ably request of each preliminary prospectus and prospectus, to notify promptly the Trustee of the happening of any event as a result of which any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances when such prospectus is delivered to any purchaser, misleading, and cause the Trustee to be furnished with such number of copies as the Trustee may request of such supplement to or amendment of such prospectus as is necessary to eliminate such untrue statement or supply such omission. The Pledgor will use its best efforts to cause the Issuer, to the extent permitted by law, to indemnify, defend and hold harmless the Trustee and the Holders from and against all losses, liabilities, expenses or claims (including reasonable legal expenses and the reasonable costs of investigation) that the Trustee or the Holders may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registra-tion statement (or any amendment thereto) or in any preliminary prospectus or prospectus (or any amendment or supple-ment thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Pledgor will cause the Issuer to bear all costs and expenses of carrying out is obligation hereunder.

               (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of certain of the Collateral may be effected after an Event of Default, the Pledgor agrees that upon the occurrence and during the continuance of an Event of Default, the Trustee may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Trustee may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Collateral. The Pledgor acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Pledgor to cause the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor could cause the Issuer to do so.

               (d) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any potion of the Collateral pursuant to this Section 8 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Trustee and the Holders, that the Trustee and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

     SECTION 9.     IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO THE ISSUER.
The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by such Issuer from the Trustee that (i) states that an Event of default has occurred and (ii) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying.

     SECTION 10.    MISCELLANEOUS PROVISIONS.

               (a) NOTICES. All notices, approvals, consents or other communi-cations required or desired to be given hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective ad-dresses, as set forth in Section 11.2 of the Senior Secured Note Indenture.

               (b) NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor, any Issuer or obligor or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret any Pledge Document.

               (c) SEVERABILITY. The provisions of the Pledge Documents are severable, and, if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such inval-idity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of any Pledge document in any jurisdiction.

               (d) HEADINGS. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provi-sions hereof.

               (e) COUNTERPART ORIGINALS. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

               (f) BENEFITS OF PLEDGE AGREEMENT. Nothing in this Pledge Agreement, express or implied, shall give to any person or entity, other than the parties hereto, the Holders and their respective successors and permitted assigns, any benefit or any legal or equitable right, remedy or claim under the Pledge Documents.

               (g) AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or wavier of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of any Pledge Document shall be effective only if made or given in compliance with all of the terms and provisions of the Senior Secured Note Indenture, and neither the Trustee nor any Holder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

               (h) INTERPRETATION OF PLEDGE DOCUMENTS. Time is of the essence in each provision of the Pledge Documents of which time is an element. All terms not defined therein or in the Senior Secured Note Indenture shall have the respective meanings set forth in the applicable UCC, except where the context otherwise requires. To the extent a term or provision of this Pledge Agreement conflicts with the Senior Secured Note Indenture and is not dealt with herein with more specificity, the Senior Secured Note Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under the Pledge Document shall not be relevant to determine the meaning of any Pledge Document even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

               (i) CONTINUING SECURITY INTEREST; TRANSFER OF SECURITIES. The Pledge Documents shall create a continuing security interest in the Collateral and shall (i) unless otherwise provided in the Senior Secured
     Note Indenture or in the Pledge Documents, remain in full force and effect until the payment in full and performance of all Obligations and payment in full of all fees and expenses owing to the Trustee, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders and their respective successors and permitted transferees and assigns.

               (j) SECURITY INTEREST ABSOLUTE. All rights of the Trustee and the Holders and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                    (i) any lack of validity or enforceability of the Senior Secured Note Indenture or any other agreement or instrument relating thereto;

                    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Senior Secured Note Indenture;

                    (iii) any exchange, surrender, release or non-perfection of any Liens on any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations; or

                    (iv) any other circumstances which might otherwise consti-tute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of the Pledge Documents.

               (k) REINSTATEMENT. The Pledge documents shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Trustee or any Holder in respect of the Obligations is rescinded or must otherwise be restored or returned by the Trustee or any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Pledgor or any substantial part of its assets, or otherwise, all as though such had not been made.

               (l) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of the Pledge Documents, and shall terminate only upon the full and final payment and performance by the Pledgor of the Obligations.

               (m) POWER OF ATTORNEY. In addition to all of the powers granted to the Trustee pursuant to Article VI of the Senior Secured Note Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact to exercise all of the following powers upon and at any time after the occurrence and during the continuance of an Event of
     Default: (i) collection of Proceeds; (ii) conveyance of any item of Collateral to any purchaser thereof; (iii) giving of any notice or record-ing of any Liens under Section 6(b) hereof; (iv) making of any payments or taking any acts under Section 6(f) hereof and (v) paying or discharging taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole discretion, and such payments made by the Trustee to become the Obligations of the Pledgor to the Trustee, due and payable immediately without demand. The Trustee's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document, transfer title to any item of Collateral, prepare, file and sign the Pledgor's name on all financing statements or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, and prepare, file and sign the Pledgor's name on a proof of claim in bankruptcy or similar document against any customer of the Pledgor, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

               (n) WAIVERS. The Pledgors waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise express-ly provided herein or in the Senior Secured Not Indenture.

               (o)  AUTHORITY OF THE TRUSTEE.

                    (i) The Trustees shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee, any director, officer, employee, attorney or agent of the Trustee nor the Holders shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own negligence or bad faith, nor shall the Trustee be respon-sible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

                    (ii) The Pledgor acknowledges that the rights and respon-sibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders, be governed by the Senior Secured Note Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holder with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obliged or entitled to make any inquiry respecting such authority.

               (p)  RELEASE; TERMINATION OF PLEDGE AGREEMENT.

                    (i) Subject to the provisions of Section 10(k) hereof, this Pledge Agreement shall terminate upon (A) full and final payment and performance of all Obligations, (B) receipt by the Trustee of an Officers' Certificate to the effect that all such Obligations have been satisfied, and (C) payment in full of all fees and expenses owing by the Pledgor to the Trustee.

                    (ii) The Pledgor agrees that it will not, except as permitted by the Senior Secured Note Indenture, sell, transfer or otherwise dispose of any of the Collateral, PROVIDED, HOWEVER, that if the Pledgor shall sell any of the Collateral in accordance with the terms of the Senior Secured Note Indenture, the Trustee shall, at the request of the Pledgor, release the Collateral subject to such sale free and clear of the Lien and security interest under the Pledge Documents.

                    (iii) Upon any termination of the Pledge Documents or release of Collateral as permitted by the Senior Secured Note Inden-ture, the Trustee will, at the expense of the Pledgor, execute and deliver to the Pledgor such documents and take such other actions as the Pledgor shall reasonably request to evidence the termination of the Pledge Documents or the release of such Collateral, as the case may be. Any such action taken by the Trustee shall be without warran-ty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interests in the Collateral, and shall be at the expense of the Pledgor. The Trustee may conclu-sively rely on any certificate delivered to it by the Pledgor stating that the execution of such documents and release of the Collateral is in accordance with and permitted by the terms of the Pledge Documents and the Senior Secured Note Indenture.

               (q) NO DUTY. The powers conferred on the Trustee hereunder are solely to protect the interest of the Trustee and the Holders in the Collateral and shall not impose any duties on the Trustee or any Holder to exercise such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for any monies actually received by it hereunder or under the Senior Secured Note Indenture, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. The Trustee shall be deemed to exercise reasonable care in the custody and preservation of the Collat-eral if the Collateral is accorded treatment substantially equal to that which the Trustee accords its own property, it being understood that the Trustee shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversations, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, or (ii) collection of any proceeds of any Collateral or by reason of any invalidity, lack of value or uncollectibility of any of the payments received by it from obligors or otherwise.

               (r) PAYMENT OF FEES AND EXPENSES. The Pledgor will upon demand pay to the Trustee, without duplication, the amount of all expenses,including without limitation, the reasonable fees, expenses and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents retained by the Trustee that the Trustee may incur in connection with (i) adminis-tration of the Pledge Documents, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee and the Holders hereunder or (iv) the failure by the Pledgor to perform to observe any of the provisions hereof.

               (s) FINAL EXPRESSION. The Pledge Documents are intended by the parties as a final expression of the Pledge Documents and are intended as a complete and exclusive statement of the terms and conditions thereof.

               (t) PLEDGOR TO REMAIN LIABLE. Anything herein to the contrary notwithstanding: (i) the Pledgor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this

     Pledge Agreement had not been executed, (ii) the exercise by the Trustee of any of the rights hereunder shall not release the Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (iii) the Trustee shall not have any obligation or liabili-ty under any contracts and agreements included in the Collateral by reason of this Pledge Agreement, nor shall the Trustee be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

               (u) LIMITATION BY LAW. All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited by the extent necessary so that they will not render any of the Pledge documents invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under provisions of any applicable law.

               (v) INCORPORATION BY REFERENCE. THE PROVISIONS OF ARTICLE X OF THE SENIOR SECURED NOTE INDENTURE ARE INCORPORATED BY REFERENCE HEREIN WITH THE SAME FORCE AND EFFECT AS IF FULLY SET FORTH HEREIN.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.


                                        PLEDGOR:

                                        EMPIRE GAS CORPORATION


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        TRUSTEE:

                                        SHAWMUT BANK CONNECTICUT,
                                        NATIONAL ASSOCIATION, as Trustee


                                        By: ____________________________________
                                            Name:
                                            Title:

                                   SCHEDULE I


             Number of Pledged       Share Certificate       Percentage of
Issuer       Shares                  Number                  Outstanding Shares
- ------       -----------------       -----------------       ------------------
                                                                    100%

                                    EXHIBIT A

                                PLEDGE AMENDMENT

          This Pledge Amendment, dated __________, 19__, is delivered pursuant to Section 6(h) of the Pledge Agreement referred to below. The undersigned hereby pledges to the Trustee for its benefit and the ratable benefit of the Holders, and grants to the Trustee for its benefit and the ratable benefit of the Holders, a continuing first priority security interest in all of its right, title and interest in the shares of stock listed below:

             Number of Pledged       Share Certificate       Percentage of
Issuer       Shares                  Number                  Outstanding Shares
- ------       -----------------       -----------------       ------------------








          The undersigned hereby agrees that this Pledge Agreement may be attached to the Pledge Agreement, dated __________, 1993, between the under-signed and Shawmut Bank Connecticut, National Association as Trustee (the "PLEDGE AGREEMENT"); capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Pledge Agreement; and the Collateral listed on this Pledge Amendment shall be deemed to be part of the Collateral, and shall become part of the Collateral and shall secure all Obligations.

                                        EMPIRE GAS CORPORATION




                                        By: ____________________________________
                                            Name:
                                            Title: